[CONFORMED COPY]


                                U.S. $60,000,000


                     AMENDED AND RESTATED CREDIT AGREEMENT,


                          dated as of March 17, 1999,

                 (amending and restating the Credit Agreement,
               dated as of September 30, 1996, and amended as of
                    November 21, 1996 and February 20, 1998)

                                     among


                         BRAND SCAFFOLD SERVICES, INC.,
                                as the Borrower,


                        VARIOUS FINANCIAL INSTITUTIONS,
                                as the Lenders,


                           DLJ CAPITAL FUNDING, INC.,
                   as the Syndication Agent for the Lenders,

                                      and

             BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, as Swing Line Lender, the Issuer and the Administrative Agent for the Lenders.


                                   ARRANGED BY

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
                                       and
                               BA SECURITIES, INC.

                                TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

   1.1.      Defined Terms....................................................3
   1.2.      Use of Defined Terms............................................35
   1.3.      Cross-References................................................35
   1.4.      Accounting and Financial Determinations.........................35

                                   ARTICLE II

                 COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                           NOTES AND LETTERS OF CREDIT

   2.1.      Commitments.....................................................36
   2.1.1.    Term Loan Commitments...........................................36
   2.1.2.    Revolving Loan Commitment and Swing Line Loan Commitment........37
   2.1.3.    Letter of Credit Commitment.....................................38
   2.1.4.    Lenders Not Permitted or Required To Make the Loans.............38
   2.1.5.    Issuer Not Permitted or Required to Issue Letters of Credit.....39
   2.2.      Reduction of the Commitment Amounts.............................39
   2.2.1.    Optional........................................................39
   2.2.2.    Mandatory.......................................................39
   2.3.      Borrowing Procedures and Funding Maintenance....................40
   2.3.1.    Term Loans and Revolving Loans..................................40
   2.3.2.    Swing Line Loans................................................40
   2.4.      Continuation and Conversion Elections...........................42
   2.5.      Funding.........................................................42
   2.6.      Issuance Procedures.............................................43
   2.6.1.    Other Lenders' Participation....................................43
   2.6.2.    Disbursements; Conversion to Revolving Loans....................44
   2.6.3.    Reimbursement...................................................44
   2.6.4.    Deemed Disbursements............................................45
   2.6.5.    Nature of Reimbursement Obligations.............................45
   2.7.      Notes...........................................................46
   2.8.      Registered Notes................................................46





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Section                                                                    Page
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                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

   3.1.      Repayments and Prepayments; Application.........................47
   3.1.1.    Repayments and Prepayments......................................47
   3.1.2.    Application.....................................................51
   3.2.      Interest Provisions.............................................52
   3.2.1.    Rates...........................................................52
   3.2.2.    Post-Maturity Rates.............................................52
   3.2.3.    Payment Dates...................................................53
   3.3.      Fees............................................................53
   3.3.1.    Commitment Fee..................................................53
   3.3.2.    Agents' and Arrangers' Fees.....................................54
   3.3.3.    Letter of Credit Fee............................................54

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

   4.1.      LIBO Rate Lending Unlawful......................................54
   4.2.      Deposits Unavailable............................................55
   4.3.      Increased LIBO Rate Loan Costs, etc.............................55
   4.4.      Funding Losses..................................................55
   4.5.      Increased Capital Costs.........................................56
   4.6.      Taxes...........................................................56
   4.7.      Payments, Computations, etc.....................................58
   4.8.      Sharing of Payments.............................................59
   4.9.      Setoff..........................................................60
   4.10.     Mitigation......................................................60
   4.11.     Replacement of Lenders..........................................60

                                    ARTICLE V

                            CONDITIONS TO RESTATEMENT
                       EFFECTIVENESS AND CREDIT EXTENSIONS

   5.1.      Effectiveness...................................................61
   5.1.1.    Execution of Counterparts.......................................61
   5.1.2.    Affirmation and Consent.........................................61

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Section                                                                    Page
-------                                                                    ----

   5.1.3.    Borrowing Base Certificate......................................61
   5.1.4.    Payment of Fees and Expenses....................................61
   5.2.      All Credit Extensions...........................................61
   5.2.1.    Compliance with Warranties, No Default, etc.....................62
   5.2.2.    Credit Extension Request........................................62
   5.3.2.    Delivery of Notes...............................................62
   5.3.3.    Additional Term-B Loan Commitment Addendum......................63
   5.3.4.    Opinion of Counsel..............................................63

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

   6.1.      Organization, etc...............................................63
   6.2.      Due Authorization, Non-Contravention, etc.......................63
   6.3.      Government Approval, Regulation, etc............................64
   6.4.      Validity, etc...................................................64
   6.5.      Financial Information...........................................65
   6.6.      No Material Adverse Change......................................65
   6.7.      Litigation, Labor Controversies, etc............................65
   6.8.      Subsidiaries....................................................65
   6.9.      Ownership of Properties.........................................65
   6.10.     Taxes...........................................................66
   6.11.     Pension and Welfare Plans.......................................66
   6.12.     Environmental Warranties........................................66
   6.13.     Regulations U and X.............................................67
   6.14.     Accuracy of Information.........................................67
   6.15.     Solvency........................................................68
   6.16.     Senior Notes....................................................68
   6.17.     Year 2000.......................................................69

                                   ARTICLE VII

                                    COVENANTS

   7.1.      Affirmative Covenants...........................................69
   7.1.1.    Financial Information, Reports, Notices, etc....................69
   7.1.2.    Compliance with Laws, etc.......................................71
   7.1.3.    Maintenance of Properties.......................................72
   7.1.4.    Insurance.......................................................72
   7.1.5.    Books and Records...............................................72

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Section                                                                    Page
-------                                                                    ----

   7.1.6.    Environmental Covenant..........................................72
   7.1.7.    Future Subsidiaries.............................................73
   7.1.8.    Future Leased Property and Future Acquisitions of Real
               Property; Future Acquisition of Other Property................74
   7.1.9.    Use of Proceeds, etc............................................75
   7.1.10.   [Intentionally Omitted].........................................75
   7.1.11.   Borrower Pledge Agreement.......................................75
   7.1.12.   Year 2000.......................................................75
   7.2.      Negative Covenants..............................................75
   7.2.1.    Business Activities.............................................76
   7.2.2.    Indebtedness....................................................76
   7.2.3.    Liens...........................................................77
   7.2.4.    Financial Condition.............................................78
   7.2.5.    Investments.....................................................79
   7.2.6.    Restricted Payments, etc........................................81
   7.2.7.    Capital Expenditures, etc.......................................83
   7.2.8.    Consolidation, Merger, etc......................................83
   7.2.9.    Asset Dispositions, etc.........................................84
   7.2.10.   Modification of Certain Agreements..............................85
   7.2.11.   Transactions with Affiliates....................................85
   7.2.12.   Negative Pledges, Restrictive Agreements, etc...................85
   7.2.13.   Stock of Subsidiaries...........................................86
   7.2.14.   Sale and Leaseback..............................................86

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

   8.1.      Listing of Events of Default....................................86
   8.1.1.    Non-Payment of Obligations......................................86
   8.1.2.    Breach of Warranty..............................................86
   8.1.3.    Non-Performance of Certain Covenants and Obligations............86
   8.1.4.    Non-Performance of Other Covenants and Obligations..............86
   8.1.5.    Default on Other Indebtedness...................................87
   8.1.6.    Judgments.......................................................87
   8.1.7.    Pension Plans...................................................87
   8.1.8.    Change in Control...............................................87
   8.1.9.    Bankruptcy, Insolvency, etc.....................................87
   8.1.10.   Impairment of Security, etc.....................................88
   8.1.11.   Seller Note Redemption..........................................89
   8.2.      Action if Bankruptcy, etc.......................................89

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Section                                                                    Page
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   8.3.      Action if Other Event of Default................................89

                                   ARTICLE IX

                                   THE AGENTS

   9.1.      Actions.........................................................89
   9.2.      Funding Reliance, etc...........................................90
   9.3.      Exculpation.....................................................91
   9.4.      Successor.......................................................91
   9.5.      Credit Extensions by each Agent.................................92
   9.6.      Credit Decisions................................................92
   9.7.      Copies, etc.....................................................92
   9.8.      The Syndication Agent, the Administrative Agent
               and the Issuer................................................92

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

   10.1.     Waivers, Amendments, etc........................................93
   10.2.     Notices.........................................................94
   10.3.     Payment of Costs and Expenses...................................94
   10.4.     Indemnification.................................................95
   10.5.     Survival........................................................96
   10.6.     Severability....................................................97
   10.7.     Headings........................................................97
   10.8.     Execution in Counterparts.......................................97
   10.9.     Governing Law; Entire Agreement.................................97
   10.10.    Successors and Assigns..........................................97
   10.11.    Sale and Transfer of Loans and Notes; Participations
               in Loans and Notes............................................97
   10.11.1.  Assignments.....................................................98
   10.11.2.  Participations.................................................100
   10.11.3.  Assignment of Registered Notes.................................101
   10.12.    Other Transactions.............................................101
   10.13.    Forum Selection and Consent to Jurisdiction....................101
   10.14.    Waiver of Jury Trial...........................................102
   10.15.    Confidentiality................................................102

SCHEDULE I       -    Disclosure Schedule
SCHEDULE II      -    Lender's Percentages
SCHEDULE III     -    Lender's Notice Information

EXHIBIT A-1      -    Form of Revolving Note
EXHIBIT A-2      -    Form of Term-A Note
EXHIBIT A-3      -    Form of Term-B Note
EXHIBIT A-4      -    Form of Swing Line Note
EXHIBIT A-5      -    Form of Registered Note
EXHIBIT B-1      -    Form of Borrowing Request
EXHIBIT B-2      -    Form of Issuance Request
EXHIBIT B-3      -    Form of Borrowing Base Certificate
EXHIBIT C        -    Form of Continuation/Conversion Notice
EXHIBIT D        -    [Intentionally Omitted]
EXHIBIT E        -    Form of Compliance Certificate
EXHIBIT F-1      -    Form of Borrower Security Agreement
EXHIBIT F-2      -    Form of Subsidiary Security Agreement
EXHIBIT G-1      -    Form of Holdco Pledge Agreement
EXHIBIT G-2      -    Form of Borrower Pledge Agreement
EXHIBIT G-3      -    Form of Subsidiary Pledge Agreement
EXHIBIT H        -    Form of Subsidiary Guaranty
EXHIBIT I        -    Form of Perfection Certificate
EXHIBIT J        -    Form of Lender Assignment Agreement
EXHIBIT K        -    [Intentionally Omitted]
EXHIBIT L        -    Form of Seller Note
EXHIBIT M        -    Form of Assumption Agreement
EXHIBIT N        -    Form of Affirmation and Consent

                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 17, 1999, amending and restating the Credit Agreement (as defined below), is among Brand Scaffold Services, Inc., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent (the "Syndication Agent") for the Lenders, and BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION ("BofA"), as Swing Line Lender, letter of credit issuer (the "Issuer") and as administrative agent (the "Administrative Agent") for the Lenders (the Syndication Agent and the Administrative Agent are sometimes referred to herein as the "Agents").


                              W I T N E S S E T H:

         WHEREAS, the Borrower is a wholly-owned Subsidiary (such capitalized term, and other terms used herein, to have the meanings provided in Section 1.1) of DLJ Brand Holdings, Inc., a Delaware corporation ("Holdco");

         WHEREAS, DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc. and Carlisle-Brand Investors, L.P. (collectively, the "Purchasers") acquired (the "Acquisition") an 80.1% beneficial common equity interest in Rust Scaffold Services Inc., a Delaware corporation ("Rust"), from Rust Industrial Services, Inc., a Delaware corporation (the "Seller"), with the Seller retaining a 19.9% beneficial common equity interest in Rust, through a merger (the "Merger") of Rust with and into the Borrower (with the Borrower being the surviving corporation of the Merger);

         WHEREAS, in connection with the Acquisition and the Merger and, pursuant to the Acquisition Documents, on the Closing Date (i) the Borrower issued to the Purchasers 80.1% of the Borrower's Preferred Stock for gross cash proceeds of not less than $20,025,000 (the "Preferred Stock Sale") and (ii) Holdco issued to the Purchasers and their affiliates 80.1% of the common stock of Holdco for gross cash proceeds of not less than $10,012,500, which cash proceeds were contributed by Holdco to the Borrower (collectively, the "Equity Issuance and Contribution");

         WHEREAS, in connection with the Merger, and as a portion of the merger consideration paid to the Seller on the Closing Date, (i) Holdco issued to the Seller 19.9% of Holdco's common stock (valued at no less than $2,487,500), (ii) the Borrower issued to the Seller 19.9% of the Borrower's Preferred Stock (valued at no less than $4,975,000) and (iii) the Borrower issued to the Seller a subordinated note (the "Seller Note") in the original aggregate principal amount of $14,500,000 (with the Borrower's obligations under and in respect of the Seller Note being assumed by Holdco and the Borrower thereupon being released from all such obligations);

         WHEREAS, in connection with the Acquisition and to provide for the ongoing working capital and general corporate needs of the Borrower and its Subsidiaries, the Borrower, the various financial institutions (the "Original Lenders") parties thereto on the Closing Date, the Syndication Agent and the Administrative Agent entered into the Credit Agreement, dated as of September 30, 1996 (as heretofore modified and supplemented and in effect from time to time, the "Credit Agreement") pursuant to which the Original Lenders provided to the Borrower on the terms and conditions set forth therein

                  (a) term loans (the "Term-A Loans", the "Original Term-B Loans" and the "Term-C Loans") made on the Closing Date in an original principal amount of $60,000,000 (in the case of Term-A Loans), $60,000,000 (in the case of Original Term-B Loans) and $40,000,000 (in the case of Term-C Loans);

                  (b) a Revolving Loan Commitment (including availability for Letters of Credit) pursuant to which Borrowings of Revolving Loans, in a maximum aggregate principal amount (together with all Letter of Credit Outstandings) not to exceed $30,000,000 could be made to the Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date;

                  (c) a Letter of Credit Commitment pursuant to which the Issuer would issue, pursuant to the terms and conditions of the Credit Agreement, Letters of Credit from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $15,000,000 (provided, that the aggregate outstanding principal amount of Revolving Loans and Letter of Credit Outstandings at any time could not exceed the then existing Revolving Loan Commitment Amount);

         WHEREAS, the Borrower subsequently applied Net Debt Proceeds from the issuance of its Senior Notes to prepay in full all Original Term-B Loans and Term-C Loans outstanding on the Second Amendment Effective Date as well as a portion of the then aggregate outstanding principal amount of Term-A Loans;

         WHEREAS, in order to provide for the ongoing working capital and general corporate needs of the Borrower and its Subsidiaries, the Borrower desires to amend and restate in its entirety the Credit Agreement to, among other things,

                  (a) permit the Borrower to obtain from certain of the Lenders and/or other financial institutions not presently a party to this Agreement that are satisfactory to the

         Agents and the Issuer the ability to request an Additional Term-B Loan Commitment pursuant to which a single Borrowing of Additional Term-B Loans in a maximum aggregate principal amount not to exceed $30,000,000 may be made to the Borrower subsequent to the Restatement Effective Date; and

                  (b) obtain from certain of the Lenders a Swing Line Loan Commitment pursuant to which Borrowings of Swing Line Loans in an aggregate outstanding principal amount not to exceed $5,000,000 will be made on and subsequent to the Restatement Effective Date but prior to the Revolving Loan Commitment Termination Date (provided, that the aggregate outstanding principal amount of such Swing Line Loans, together with Revolving Loans and Letter of Credit Outstandings, at any time shall not exceed the then existing Revolving Loan Commitment Amount);

with all the proceeds of such Credit Extensions to be used for the purposes set forth in Section 7.1.9;

         WHEREAS, all Loans and Obligations shall continue to be and shall be fully guaranteed pursuant to the Holdco Pledge Agreement and the Subsidiary Guaranty and fully secured by, among other things, the Holdco Pledge Agreement, the Borrower Pledge Agreement, the Subsidiary Pledge Agreement, the Borrower Security Agreement and the Subsidiary Security Agreement; and

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to (i) amend and restate in its entirety the Credit Agreement in accordance with the terms hereof and
(ii) extend such Swing Line Loan Commitment and make Swing Line Loans to the Borrower pursuant to such Commitments;

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Account" means any account (as that term is defined in Section 9-106 of the UCC) of the Borrower or any of its wholly-owned U.S. Subsidiaries arising from the sale or lease of goods or the rendering of services.

         "Account Debtor" is defined in clause (b) of the definition of "Eligible Account".

         "Acquisition" is defined in the second recital.

         "Acquisition Documents" means each of the Material Documents and all other agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the Acquisition, the Merger, the Preferred Stock Sale and the Equity Issuance and Contribution and the transactions contemplated hereby and thereby, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

         "Additional Term-B Loan" is defined in clause (b) of Section 2.1.1.

         "Additional Term-B Loan Commitment" is defined in clause (b) of Section 2.1.1.

         "Additional Term-B Loan Commitment Addendum" is defined in clause (b) of Section 2.1.1.

         "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agents" means, collectively, the Administrative Agent and the Syndication Agent.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Alternate Base Rate" means, for any day and with respect to all Base Rate Loans, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent in San Francisco, California, as its "reference rate". (The "reference rate" is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Amendment No. 2" means the Second Amendment to Credit Agreement, dated as of February 20, 1998, among the Borrower, each of the entities identified as Consenting Obligors on the signature pages thereto, the Lenders, the Issuer and the Agents.

         "Annualized" means (i) with respect to the end of the first Fiscal Quarter of the Borrower to occur after the Closing Date, the applicable amount for such Fiscal Quarter multiplied by four, (ii) with respect to the second Fiscal Quarter of the Borrower to occur after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (iii) with respect to the third Fiscal Quarter of the Borrower to occur after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by one and one-third.

         "Applicable Commitment Fee" means, at all times during the applicable periods set forth below, (i) from the Closing Date through (and including) the end of the second Fiscal Quarter following the Closing Date, 1/2 of 1% per annum, and (ii) thereafter, by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Commitment Fee":


                                           Applicable
               Leverage Ratio            Commitment Fee
               --------------            --------------
              greater than or
               equal to 2.50:1               0.500%

              less than 2.50:1               0.375%

         The Leverage Ratio used to compute the Applicable Commitment Fee shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (c) of
Section 7.1.1; changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance

Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above.

         "Applicable Margin" means at all times during the applicable periods set forth below,

                  (a) with respect to the unpaid principal amount of each Term-B Loan, the Applicable Margin established pursuant to clause (b) of
         Section 2.1.1;

                  (b) with respect to the unpaid principal amount of each Revolving Loan, each Swing Line Loan and each Term-A Loan maintained as a Base Rate Loan, (i) from the Closing Date through (and including) the end of the second Fiscal Quarter following the Closing Date, 1.75% per annum, and (ii) thereafter, at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans"; and

                  (c) with respect to the unpaid principal amount of each Revolving Loan and each Term-A Loan maintained as a LIBO Rate Loan, (i) from the Closing Date through (and including) the end of the second Fiscal Quarter following the Closing Date, 2.75% per annum, and (ii) thereafter, by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans":

                      For Revolving Loans and Term-A Loans:
                      -------------------------------------



                                       Applicable             Applicable
                                     Margin For Base        Margin For LIBO
         Leverage Ratio                Rate Loans             Rate Loans
         --------------                ----------             ----------
 greater than or equal to 3.00:1          1.75%                  2.75%

  less than 3.00:1 and greater
     than or equal to 2.50:1              1.25%                  2.25%

  less than 2.50:1 and greater
     than or equal to 2.00:1              0.75%                  1.75%

        less than 2.00:1                  0.50%                  1.50%

         The Leverage Ratio used to compute the Applicable Margin for Swing Line Loans, Revolving Loans and Term-A Loans shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1; changes in the Applicable Margin for Swing Line Loans, Revolving Loans and Term-A Loans resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable Margin for Swing Line Loans, Revolving Loans and Term-A Loans from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin for Swing Line Loans, Revolving Loans and Term-A Loans set forth above.

         "Arrangers" means each of Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation, and BA Securities, Inc., a Delaware corporation.

         "Assignee Lender" is defined in Section 10.11.1.

         "Assignor Lender" is defined in Section 10.11.1.

         "Assumption Agreement" means the Assumption Agreement executed and delivered by Holdco, the Borrower and the Seller on the Closing Date in respect of Holdco's assumption of all obligations under and in respect of the Seller Note, substantially in the form of Exhibit M hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.2.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "BofA" is defined in the preamble.

         "Borrower" is defined in the preamble.

         "Borrower Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of the Borrower on the Closing Date or pursuant to clause (b) of Section

7.1.7, substantially in the form of Exhibit G-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Borrower Security Agreement" means the Security Agreement executed and delivered by an Authorized Officer of the Borrower on the Closing Date, substantially in the form of Exhibit F-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Borrowing" means Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by the relevant Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

         "Borrowing Base Amount" means, at any time, an amount equal to the sum of (i) the Net Asset Value of all Eligible Accounts at such time as determined in accordance with the definition of "Net Asset Value" plus (ii) the Overadvance Sublimit, as certified by the Borrower to the Lenders in the most recently delivered Borrowing Base Certificate, including the Borrowing Base Certificate delivered on the Restatement Effective Date pursuant to Section 5.1.3.

         "Borrowing Base Certificate" means a certificate duly completed and executed by the president, chief executive officer, treasurer, assistant treasurer, controller, chief accounting or financial Authorized Officer of the Borrower, substantially in the form of Exhibit B-3 hereto.

         "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

         "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City, Chicago, Illinois, San Francisco, California, and on which dealings in Dollars are carried on in the London interbank market.

         "Canadian Sub Note" is defined in the Transaction Agreement.

         "Capital Expenditures" means for any period, the sum, without duplication, of (i) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (ii) to the extent not included in clause (i) above, the aggregate amount of all Capitalized Lease Liabilities incurred during such period by the Borrower and its Subsidiaries, net of an amount equal to the aggregate amount of sales of scaffolding in the ordinary course of business by the Borrower and its Subsidiaries during such period; provided, that Capital Expenditures shall not include Investments made under clause (i) of Section 7.2.5.

         "Capitalized Lease Liabilities" means, without duplication, all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" means, with respect to any Person, (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock of such Person, (ii) all partnership interests (whether general or limited) in such Person, (iii) all membership interests or limited liability company interests in such Person, and (iv) all other equity or ownership interests in such Person of any other type.

         "Cash Equivalent Investment" means, at any time:

                  (a) any evidence of Indebtedness, maturing not more than one year after such time, issued directly by the United States of America or any agency thereof or guaranteed by the United States of America or any agency thereof;

                  (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                            (i) a corporation (other than an Affiliate of any
                  Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by S&P or P-l by Moody's, or

                           (ii)  any Lender (or its holding company);

                  (c) any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after such time, maintained with or issued by either

                            (i) a commercial banking institution (including U.S.
                  branches of foreign banking institutions) that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                           (ii)  any Lender;

                  (d) short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

                  (e) any money market or similar fund the assets of which are comprised exclusively of any of the items specified in clauses (a) through (d) above and as to which withdrawals are permitted at least every 90 days; or

                  (f) any interest bearing account in Canadian dollars maintained with a Schedule A Bank in Canada.

         "Casualty Event" means the damage, destruction or condemnation, as the case may be, of property of the Borrower or any of its Subsidiaries.

         "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its Subsidiaries in connection with such Casualty Event, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first-priority Lien permitted by Section 7.2.3 on the property which is the subject of such Casualty Event.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Certificate of Merger" means the Certificate of Merger of Rust Scaffold Services Inc. into Brand Scaffold Services, Inc., as filed with the Secretary of State of Delaware on September 30, 1996.

         "Change in Control" means

                  (i) the failure of Holdco at any time to own, free and clear of all Liens and encumbrances (other than Liens of the type permitted under clauses (a), (c) and (f) of Section 7.2.3), all right, title and interest in 100% of the Capital Stock of the Borrower other than the Preferred Stock, and to have the right to elect a majority of the Board of Directors of the Borrower;

                  (ii) the failure of the Purchasers at any time to own, free and clear of all Liens and encumbrances (other than Liens of the type permitted under clauses (a), (c) and (f) of Section 7.2.3), all right, title and interest in at least 51% (on a fully diluted basis) of the Capital Stock of Holdco;

                  (iii) the failure of the Purchasers at any time to have the right to elect a majority of the Board of Directors of Holdco; and

                  (iv) any "Change of Control", as such term is defined in the Senior Note Indenture, that would result in a default or event of default under the Senior Note Indenture.

         "Closing Date" means the date of the initial Credit Extension, which occurred on September 30, 1996.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means, as the context may require, (i) a Lender's Letter of Credit Commitment, Revolving Loan Commitment or Additional Term-B Loan Commitment or (ii) the Swing Line Lender's Swing Line Loan Commitment.

         "Commitment Amount" means, as the context may require, the Letter of Credit Commitment Amount, the Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount or the Term-B Loan Commitment Amount.

         "Commitment Letter" means the commitment letter, dated September 19, 1996, among DLJ Merchant Banking Funding, Inc., the Arrangers and the Agents including all annexes and exhibits thereto.

         "Commitment Termination Date" means, as the context may require, the Revolving Loan Commitment Termination Date or the Term-B Loan Commitment Termination Date.

         "Commitment Termination Event" means

                  (a) the occurrence of any Event of Default described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than immaterial Subsidiaries); or

                  (b) the occurrence and continuance of any other Event of Default and either

                            (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

                           (ii) in the absence of such declaration, the giving
                  of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Certificate" means a certificate duly completed and executed by the chief financial Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Credit Agreement" is defined in the fifth recital.

         "Credit Extension" means, as the context may require,

                  (a)  the making of a Loan by a Lender; or

                  (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by the Issuer.

         "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

         "Current Assets" means, on any date, without duplication, all assets (other than cash and other than receivables arising from the $2,900,000 per annum payment from WMX Technologies, Inc. and its Subsidiaries to the Borrower pursuant to the Transitional Services Agreement) which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries at such date as current assets (excluding, however, amounts due and to become due from Affiliates of the Borrower which have arisen from transactions which are other than arm's-length and in the ordinary course of its business).

         "Current Liabilities" means, on any date, without duplication, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, excluding current maturities of Indebtedness.

         "Debt" means, without duplication, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the types referred to in clauses (a), (b), (c) and (to the extent that the applicable indebtedness is of the type described in any such clause (a), (b), or (c)) (e) of the definition of "Indebtedness" or any Contingent Liability in respect of any of the foregoing types of Indebtedness.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

         "Delayed Draw Date" means the date of the Borrowing of Additional Term-B Loans.

         "Disbursement" is defined in Section 2.6.2.

         "Disbursement Date" is defined in Section 2.6.2.

         "Disbursement Due Date" is defined in Section 2.6.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

         "DLJ" is defined in the preamble.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "EBITDA" means, for any applicable period, the sum (without duplication) for the Borrower and its Subsidiaries on a consolidated basis of

                  (a)  Net Income,
plus
----

                  (b) the amount deducted, in determining Net Income, representing depreciation and amortization,

plus
----

                  (c) the amount deducted, in determining Net Income, representing income taxes (whether paid or deferred),

plus
----

                  (d) the amount deducted, in determining Net Income, representing Interest Expense,

plus
----

                  (e) an amount equal to the amount of all non-cash charges deducted in determining Net Income,

plus
----

                  (f) to the extent not included in determining Net Income, the $2.9 million per annum payment to the Borrower from WMX Technologies, Inc. and its Subsidiaries pursuant to the Transitional Services Agreement, and any other payments from WMX Technologies, Inc. and its Subsidiaries pursuant to the Transitional Services Agreement, plus
----

                  (g) to the extent not included in determining Net Income or in clause (e) or (f) above, for the purpose of calculating the Fixed Charge Coverage Ratio, the Interest Coverage Ratio and the Leverage Ratio in respect of the first three Fiscal Quarters after the Closing Date, the Annualized amount of (i) the $2,900,000 per annum payment to the Borrower from WMX Technologies, Inc. and its Subsidiaries pursuant to the Transitional Services Agreement and (ii) the non-cash portion of general liability, auto liability, workers' compensation or post-retirement health, insurance and related benefits expense, plus
----

                  (h) to the extent deducted, in determining Net Income, up to $2,500,000 of charges incurred in the 1997 Fiscal Year and designated as "non-recurring startup costs",

minus
-----

                  (i) an amount equal to the amount of all non-cash credits included in determining Net Income,

minus
-----

                  (j) to the extent not deducted in determining Net Income, cash expenditures actually paid in connection with general liability, auto liability, workers' compensation or post-retirement health, insurance and related benefits.

         "Eligible Account" means, with respect to the Borrower and any of its U.S. wholly- owned Subsidiaries, at the time of any determination thereof, any Account as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Administrative Agent:

                  (a) the Borrower or such Subsidiary owns such Account free and clear of all Liens other than any Lien in favor of the Administrative Agent and the Lenders granted pursuant to this Agreement or another Loan Document or permitted by Sections 7.2.3(d) and (g) (and, other than in the case of Accounts referred to in clause (d) below, the Administrative Agent shall have a first-priority (other than inchoate statutory Liens otherwise permitted by Section 7.2.3) perfected Lien on such Account);

                  (b) such Account is a legal, valid, binding and enforceable obligation of the Person obligated under such Account (the "Account Debtor");

                  (c) such Account is not subject to any bona fide dispute, setoff, counterclaim or other claim or defense on the part of the Account Debtor or any other Person denying liability under such Account; provided, however, that any such Account shall constitute an Eligible Account to the extent it is not subject to any such dispute, setoff, counterclaim or other claim or defense;

                  (d) except for Accounts in an aggregate amount not to exceed $1,000,000 at any one time, for which the Account Debtor is the government of the United States or an instrumentality thereof, the Borrower or such Subsidiary has the full and unqualified right to assign and grant a Lien in such Account to the Administrative Agent, for its benefit and that of the Lenders, as security for the Obligations;

                  (e) such Account is evidenced by an invoice rendered to the Account Debtor (which shall include computer records) or is reflected by computer records maintained by the Borrower or such Subsidiary evidencing such Account and is not evidenced by any instrument or chattel paper (as the terms "instrument" and "chattel paper" are defined in Section 9-105 of the UCC), unless such instrument or chattel paper has been delivered to the Administrative Agent;

                  (f) such Account arose from the sale of goods or services by the Borrower or such Subsidiary in the ordinary course of the Borrower's or such Subsidiary's business, and such goods or services have been shipped or delivered (in the case of goods) or rendered in full (in the case of services) to the Account Debtor for such Account;

                  (g)  with respect to such Account, no Account Debtor is

                           (i) an Affiliate of the Borrower or any of its
                  Subsidiaries (other than Accounts in an aggregate amount not to exceed $2,500,000 as to which WMX Technologies, Inc. or any of its Subsidiaries is the Account Debtor), or

                           (ii) the subject of any reorganization, bankruptcy,
                  receivership, custodianship, insolvency or other condition analogous with respect to such Account Debtor to those described in clauses (a) through (d) of Section 8.1.9;

                  (h) such Account is not outstanding more than 90 (or, in the case of Accounts the original terms of which do not require payment prior to 60 days after the billing date thereof, 120; provided such Accounts do not exceed $5,000,000 in the aggregate) days past the original billing date (which date, if such Account arose from the sale of goods, shall not be later than seven days from the date of the shipment of the Inventory giving rise to such Account) for such Account;

                  (i) such Account is not an Account owing by an Account Debtor having, at the time of any determination of Eligible Accounts, in excess of 10% of the aggregate outstanding amount of all of such Account Debtor's Accounts (other than any Accounts which are the subject of bona fide disputes between such Account Debtor and the Borrower or such Subsidiary, as the case may be) outstanding more than 90 (or, in the case of Accounts the original terms of which do not require payment prior to 60 days after the billing date thereof, 120; provided such Accounts do not exceed $5,000,000 in the aggregate) days past the original invoice date with respect thereto;

                  (j) with respect to the Account Debtor under such Account, neither the Borrower nor any such Subsidiary is indebted to such Account Debtor, unless the Borrower or such Subsidiary and such Account Debtor have entered into an agreement whereby the Account Debtor is prohibited from exercising any right of setoff with respect to the Accounts of the Borrower or such Subsidiary; provided, that in any event, if such an agreement prohibiting setoff rights is not delivered by the Account Debtor, then only up to the amount that the Borrower or such Subsidiary is indebted to such Account Debtor shall be excluded as an Eligible Account pursuant to this clause; and

                  (k) such Account arises from a sale to an Account Debtor located within the United States, Puerto Rico or Canada, unless the Account Debtor's obligations (or that portion of such obligations which is acceptable to the Administrative Agent) with respect to a sale to an Account Debtor not located within the United States, Puerto Rico or Canada are secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are acceptable to the Administrative Agent.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "Equity Issuance and Contribution" is defined in the third recital.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" is defined in Section 8.1.

         "Excess Cash Flow" means, for any applicable period, the excess (if any), of

                  (a)  EBITDA for such applicable period;

over
----

                  (b) the sum, without duplication (for such applicable period) of

                           (i) the cash portion of Interest Expense (net of interest income) for such applicable period;

         plus
         ----

                           (ii) scheduled payments and optional and mandatory
                  prepayments, to the extent actually made, of the principal amount of the Term Loans or any other term Debt (including Capitalized Lease Liabilities) and mandatory prepayments of the principal amount of the Revolving Loans pursuant to clauses (b) or (g) of Section 3.1.1 in connection with a reduction of the Revolving Loan Commitment Amount, in each case for such applicable period, excluding, however, for all purposes of this clause (ii) all prepayments made with Net Debt Proceeds received in respect of the Senior Notes;

         plus
         ----

                           (iii) all federal, state and foreign income taxes
                  actually paid in cash by the Borrower and its Subsidiaries for such applicable period;

         plus
         ----

                           (iv) Capital Expenditures actually made during such
                  applicable period pursuant to clauses (a) and (b) of Section
                  7.2.7 (excluding Capital Expenditures constituting Capitalized Leases and by way of the incurrence of Indebtedness permitted pursuant to Section 7.2.2(b)(ii) to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets);

         plus
         ----

                           (v) the amount of the net increase (or minus in the
                  case of a net decrease), of Current Assets over Current Liabilities of the Borrower and its Subsidiaries for such applicable period;

         plus
         ----

                           (vi) Investments permitted and actually made pursuant
                  to clauses (d) and (i) of Section 7.2.5 during such applicable period;

         plus
         ----

                           (vii) Restricted Payments permitted and actually made
                  pursuant to clause (e)(i) or (e)(ii) of Section 7.2.6 during such applicable period.

         "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal

Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         "Fee Letter" means the confidential fee letter, dated as of September 19, 1996, among DLJ Merchant Banking Funding, Inc., the Arrangers and the Agents.

         "Fiscal Quarter" means any calendar quarter.

         "Fiscal Year" means any calendar year.

         "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and the three immediately prior Fiscal Quarters of

                  (a) EBITDA for all such Fiscal Quarters (less any Restricted Payments made pursuant to clause (e)(i) of Section 7.2.6 during such Fiscal Quarters).

to
--

                  (b)  the sum (without duplication) of

                           (i) Capital Expenditures actually made during all
                  such Fiscal Quarters pursuant to clauses (a) and (b) of
                  Section 7.2.7 (excluding Capital Expenditures constituting Capitalized Leases and by way of the incurrence of Indebtedness permitted pursuant to Section 7.2.2(b)(ii) to a vendor of any assets permitted to be acquired pursuant to
                  Section 7.2.7 to finance the acquisition of such assets);

         plus
         ----

                           (ii) the cash portion of Interest Expenses (net of
                  interest income) for all such Fiscal Quarters, provided that for the first three Fiscal Quarters after the Closing Date Interest Expense shall be determined on an Annualized basis;

         plus
         ----

                           (iii) all scheduled payments of principal, to the
                  extent actually made, of the Term Loans and other term Debt (including the principal portion of any

                  Capital Lease Liabilities) during all such Fiscal Quarters, provided that for the first three Fiscal Quarters after the Closing Date such payments shall be determined on an Annualized basis;

         plus
         ----

                           (iv) Restricted Payments made during all such Fiscal
                  Quarters in accordance with clause (f) of Section 7.2.6.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Guaranty and Non-Competition Agreement" is defined in the Transaction Agreement.

         "Hazardous Material" means

                  (a)  any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c)  any petroleum product; or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "Holdco" is defined in the first recital.

         "Holdco Pledge Agreement" means the Holdco Pledge Agreement executed and delivered by an Authorized Officer of Holdco on the Closing Date, substantially in the form of Exhibit G-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                  (a)  which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

         "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (exclusive of deferred purchase price arrangements in the nature of open accounts payable owed to suppliers on normal terms in connection with the purchase of goods and services in the ordinary course of business) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c)  all Capitalized Lease Liabilities;

                  (d) net liabilities of such Person under all Hedging Obligations;

                  (e) whether or not so included as liabilities in accordance with GAAP, all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, to the extent such Indebtedness is limited in recourse to the assets securing such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value of such assets; and

                  (f) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness).

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Initial Public Offering" means for any Person, any sale of the Capital Stock of such Person to the public pursuant to an initial, primary offering registered under the Securities Act of 1933.

         "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

                  (a)  EBITDA (for all such Fiscal Quarters)

to
--

                  (b) the cash portion of Interest Expense (for all such Fiscal Quarters, provided that for the first three Fiscal Quarters after the Closing Date Interest Expense shall be determined on an Annualized basis).

         "Interest Expense" means, for any applicable period, the aggregate consolidated interest expense of the Borrower and its Subsidiaries for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding (to the extent included in interest expense) up-front fees and expenses incurred in connection with the Transaction.

         "Interest Period" means, as to any LIBO Rate Loan, the period commencing on the Borrowing date of such Loan or on the date on which the Loan is converted into or continued as a LIBO Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Borrowing Request or its Conversion/Continuation Notice; provided, however, that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                           (iii) no Interest Period for any Loan shall extend
                  beyond the Stated Maturity Date for such Loan;

                           (iv) no Interest Period applicable to a Term Loan or
                  portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans, or by LIBO Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment; and

                           (v) there shall be no more than ten Interest Periods
                  in effect at any one time.

         "Investment" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); and

                  (b) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

         "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

         "Issuer" means, collectively, BofA in its individual capacity hereunder as issuer of the Letters of Credit and any Lender as may be designated by the Borrower (and agreed to by the Agents and such Lender) in its individual capacity as the issuer of Letters of Credit.

         "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit J hereto.

         "Lenders" is defined in the preamble.

         "Letter of Credit" is defined in Section 2.1.3.

         "Letter of Credit Commitment" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligation of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

         "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $15,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                  (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus
----

                  (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such Letters of Credit.

         "Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of

                  (a) total Debt of the Borrower and its Subsidiaries outstanding at such time;

to
--

                  (b) EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a LIBO Rate Loan by the Administrative Agent and having a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/16 of 1%) determined by the Administrative Agent as follows:

            LIBO Rate                             LIBO Rate
                               =     -------------------------------
         (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

         The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such on Schedule III hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to

Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or any other priority or preferential treatment of any kind or nature whatsoever that has the practical effect of creating a security interest in property.

         "Loan" means, as the context may require, a Revolving Loan, a Swing Line Loan, a Term-A Loan or a Term-B Loan, of any type.

         "Loan Document" means this Agreement, the Notes, the Additional Term-B Loan Commitment Addendum (upon the execution and delivery thereof), the Letters of Credit, each Borrowing Base Certificate, the Fee Letter, each Pledge Agreement, the Subsidiary Guaranty, each Mortgage (upon execution and delivery thereof), each Security Agreement, each Patent Security Agreement, and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

         "Material Adverse Effect" means (a) a material adverse effect on the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Issuer, the Agents, the Arrangers or the Lenders under, this Agreement or any other Loan Document.

         "Material Documents" means the Transaction Agreement, the Transitional Services Agreement, the Seller Note, the certificate of incorporation of the Borrower (as amended), the Shareholders Agreement, the Guaranty and Non-Competition Agreement, the Canadian Sub Note, the Senior Note Indenture and the Senior Notes, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

         "Merger" is defined in the second recital.

         "Moody's" means Moody's Investors Services, Inc.

         "Mortgage" means, collectively, each Mortgage or Deed of Trust executed and delivered pursuant to the terms of this Agreement, including Sections 7.1.8(b) or 7.1.12, in form and substance reasonably satisfactory to the Agents.

         "Net Asset Value" means, at any time of any determination, 85% of an amount equal to (x) the book value of all Eligible Accounts as reflected on the books of the Borrower and its Subsidiaries in accordance with GAAP, net of (y) all credits, discounts and allowances (and net of all unissued credits in the form of competitive allowances or otherwise) in respect of such Eligible Accounts.

         "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance by the Borrower or any of its Subsidiaries of any Debt (other than Debt permitted by Section 7.2.2), the excess of:

                  (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from such incurrence, sale or issuance,

over
----

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance.

         "Net Disposition Proceeds" means, with respect to any sale, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than sales permitted pursuant to Section 7.2.9(a)), the excess of

                  (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from any such sale, transfer or other disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Borrower or such Subsidiary in respect thereof, less
----

                  (b)  the sum of

                           (i) all reasonable and customary fees and expenses
                  with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, transfer or other disposition,

                           (ii) all taxes and other governmental costs and
                  expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such sale, transfer or other disposition, and

                           (iii) payments made by the Borrower or any of its
                  Subsidiaries to retire Indebtedness (other than the Loans) of the Borrower or any of its Subsidiaries where payment of such Indebtedness is required in connection with such sale, transfer or other disposition;

provided, however, that if, after the payment of all taxes with respect to such sale, transfer or other disposition, the amount of estimated taxes, if any, pursuant to clause (b)(ii) above exceeded the tax amount actually paid in cash in respect of such sale, transfer or other disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (c) of Section 3.1.1, as Net Disposition Proceeds.

         "Net Equity Proceeds" means with respect to the sale or issuance by the Borrower or Holdco to any Person of any of its stock or any warrants or options with respect to its stock or the exercise of any such warrants or options after the Closing Date (other than pursuant to (i) capital contributions (from other than an Initial Public Offering) which are concurrently contributed to the Borrower, (ii) any subscription agreement, incentive plan or similar arrangement with any officer, employee or director of Holdco, the Borrower or any Subsidiary of the Borrower, (iii) any loan by the Borrower or Holdco to such officer, employee or director solely for the purpose of purchasing such shares pursuant to Section 7.2.5(h), or (iv) proceeds from the sale of any Capital Stock to any officer, director or employee of the Borrower, its Subsidiaries or Holdco in an aggregate amount not to exceed $2,000,000 after the Closing Date) the excess of:

                  (a) the gross cash proceeds received by Holdco or the Borrower from such sale, exercise or issuance,

         over
         ----

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance.

         "Net Income" means, for any period, the net income of the Borrower and its Subsidiaries for such period on a consolidated basis, excluding extraordinary gains.

         "Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries including, to the extent not otherwise included in net worth under GAAP, the Preferred Stock and unpaid dividends thereon.

         "Non-U.S. Lender" means any Lender (including each Assignee Lender) that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, or (iii) an estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

         "Non-U.S. Subsidiary" means a Subsidiary of the Borrower that is not a U.S. Subsidiary.

         "Note" means, as the context may require, a Revolving Note, a Registered Note, a Term-A Note, a Term-B Note, or a Swing Line Note.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes, each Letter of Credit and each other Loan Document, and Hedging Obligations (in respect of the Loans) owed to a Lender or an Affiliate thereof (unless the Lender or such Affiliate otherwise agrees).

         "Obligor" means the Borrower or any other Person (other than any Agent, any Issuer, any Arranger or any Lender) obligated under any Loan Document.

         "Organic Document" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party applicable to any of its authorized shares of Capital Stock.

         "Original Lenders" is defined in the fifth recital.

         "Original Term-B Loans" is defined in clause (a) of the fifth recital.

         "Overadvance Sublimit" means, at any time from and including the Restatement Effective Date and at all times thereafter, $10,000,000.

         "Participant" is defined in Section 10.11.2.

         "Patent Security Agreement" means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit A to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor entity.

         "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, has or within the prior six years has had any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the applicable percentage relating to Term-A Loans, Term-B Loans or Revolving Loans, as the case may be, as set forth opposite its name on Schedule II hereto under the applicable column heading or set forth in Lender Assignment Agreement(s) under the applicable column heading, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11. A Lender shall not have any Commitment to make Revolving Loans, Term-A Loans or Term-B Loans (as the case may be) if its percentage under the respective column heading is zero.

         "Perfection Certificate" means the Perfection Certificate executed and delivered by an Authorized Officer of the Borrower on the Closing Date, substantially in the form of Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Pledge Agreement" means, as the context may require, the Borrower Pledge Agreement, the Holdco Pledge Agreement or the Subsidiary Pledge Agreement.

         "Preferred Stock" means the Borrower's Senior Exchangeable Preferred Stock.

         "Preferred Stock Sale" is defined in the third recital.

         "Pro Forma Balance Sheet" means the pro forma consolidated balance sheet of the Borrower and its Subsidiaries, as of August 31, 1996, certified and delivered by the chief financial or accounting Authorized Officer of the Borrower on the Closing Date.

         "Purchasers" is defined in the second recital.

         "Quarterly Payment Date" means the last day of each of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day, commencing with December 31, 1996.

         "Redemption" is defined in Section 7.2.6.

         "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

         "Register" is defined in clause (b) of Section 2.8.

         "Registered Note" means a promissory note of the Borrower payable to any Registered Noteholder, in the form of Exhibit A-5 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Registered Noteholder" means any Lender that has been issued a Registered Note.

         "Reimbursement Obligation" is defined in Section 2.6.3.

         "Release" means a "release", as such term is defined in CERCLA.

         "Replacement Notice" is defined in Section 4.11.

         "Replacement Lender" is defined in Section 4.11.

         "Required Lenders" means, at any time,

                  (a) prior to the date of the making of the Term-B Loans hereunder, Lenders having at least 51% of the sum of the Revolving Loan Commitments, the Additional Term-B Loan Commitments and the outstanding principal amount of Term-A Loans; and

                  (b) on and after the date of the making of the Term-B Loans hereunder, Lenders holding at least 51% of the Total Exposure Amount.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

         "Restatement Effective Date" means the date when all of the conditions set forth in Section 5.1 shall have been satisfied.

         "Restricted Payments" is defined in Section 7.2.6.

         "Revolving Loan" is defined in Section 2.1.2.

         "Revolving Loan Commitment" is defined in clause (a) of Section 2.1.2.

         "Revolving Loan Commitment Amount" means, on any date, $30,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Revolving Loan Commitment Termination Date" means the earliest of

                  (a)  the sixth anniversary of the Closing Date;

                  (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                  (c) the date on which any Commitment Termination Event occurs.

         "Revolving Note" means a promissory note of the Borrower payable to any Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Rust" is defined in the second recital.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         "Second Amendment Effective Date" means the date of effectiveness of Amendment No. 2 pursuant to the terms thereof.

         "Security Agreement" means, as the context may require, the Borrower Security Agreement or the Subsidiary Security Agreement.

         "Seller" is defined in the second recital.

         "Seller Note" is defined in the fourth recital.

         "Senior Note Indenture" means the Indenture entered into by and between the Borrower and the trustee named therein, as in effect on the Second Amendment Effective Date and as the same may be amended or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "Senior Notes" means the Borrower's senior unsecured notes due 2008, as in effect on the Second Amendment Effective Date and as the same may be amended or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "Shareholders Agreement" is defined in the Transaction Agreement.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(d) such Person is not engaged in business or a transaction, and such person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof as reduced in accordance with the terms thereof.

         "Stated Expiry Date" is defined in Section 2.6.

         "Stated Maturity Date" means, (a) in the case of any Revolving Loan or Term-A Loan, the sixth anniversary of the Closing Date and (b) in the case of any Term-B Loan, the Stated Maturity Date established pursuant to clause (b) of
Section 2.1.1.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding Capital Stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time Capital Stock (or other ownership interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Subsidiary Guarantor" means, on the Closing Date, each U.S. Subsidiary of the Borrower, and thereafter, each U.S. Subsidiary of the Borrower that is required, pursuant to clause (a) of Section 7.1.7, to execute and deliver a supplement to the Subsidiary Guaranty.

         "Subsidiary Guaranty" means the Guaranty executed and delivered by each Subsidiary Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Subsidiary Pledge Agreement" means the Pledge Agreement executed and delivered by certain Subsidiaries of the Borrower pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Subsidiary Security Agreement" means the Security Agreement executed and delivered by certain U.S. Subsidiaries of the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit F-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Swing Line Lender" means BofA in its capacity as Swing Line Lender hereunder.

         "Swing Line Loan" is defined in clause (b) of Section 2.1.2.

         "Swing Line Loan Commitment" is defined in clause (b) of Section 2.1.2.

         "Swing Line Loan Commitment Amount" means, on any date, $5,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Swing Line Note" means a promissory note of the Borrower payable to the Swing Line Lender, in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Syndication Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Syndication Agent by the predecessor Syndication Agent and the Borrower.

         "Taxes" is defined in Section 4.6.

         "Term-A Loans" is defined in clause (a) of the fifth recital.

         "Term-A Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term-A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term-B Loan Commitment Amount" means the aggregate amount of all Additional Term-B Loan Commitments established pursuant to clause (b) of Section 2.1.1.

         "Term-B Loan Commitment Termination Date" means the Term-B Loan Commitment Termination Date established pursuant to clause (b) of Section 2.1.1.

         "Term-B Loans" means the Additional Term-B Loans, if any.

         "Term-B Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term-B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term-C Loans" is defined in clause (a) of the fifth recital.

         "Term Loans" means, collectively, the Term-A Loans and the Term-B
Loans.

         "Total Exposure Amount" means, on any date of determination, the then outstanding principal amount of all Term Loans and the then effective Revolving Loan Commitment Amount.

         "Tranche" means, as the context may require, the Loans constituting Term-A Loans, Term-B Loans, Revolving Loans or Swing Line Loans.

         "Transaction" means the Acquisition, the Merger, the Equity Issuance and Contribution, the Preferred Stock Sale, the execution of this Agreement and the making of the initial Credit Extension, and any and all transactions relating to any of the foregoing.

         "Transaction Agreement" means the Amended and Restated Transaction Agreement, dated as of September 18, 1996, among DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., Carlisle Enterprises, L.P., Holdco, the Borrower, certain Subsidiaries of the Borrower, the Seller, Rust International Inc., Rust and certain Subsidiaries of Rust, as amended, supplemented, amended and restated or otherwise modified from time to time as permitted hereby or by any other Loan Document.

         "Transitional Services Agreement" means the Transitional Services Agreement, dated as of September 30, 1996, among the Borrower, WMX Technologies, Inc., Rust International Inc. and the Seller, as amended, supplemented, amended and restated or otherwise modified from time to time as permitted hereby or by any other Loan Document.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "U.S. Subsidiary" means any Subsidiary of the Borrower that is incorporated or organized in or under the laws of the United States or any state thereof.

         "Waiver" means an agreement in favor of the Agents for the benefit of the Lenders in form and substance reasonably satisfactory to the Agents.

         "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA, and to which the Borrower has any liability.

         "wholly-owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4.  Accounting and Financial Determinations.

                  (a) Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with those generally accepted accounting principles ("GAAP"), as in effect on December 31, 1995, applied in the preparation of the audited financial statements referred to in Section 7.1.13.

                  (b) For purposes of computing the Fixed Charge Coverage Ratio, Interest Coverage Ratio and Leverage Ratio as of the end of any Fiscal Quarter, (i) EBITDA for the period of four Fiscal Quarters ending at the end of such Fiscal Quarter shall include (x) EBITDA for such period of four Fiscal Quarters (determined without regard to this clause (b)) plus (y) with respect to any business or assets that have been acquired by the Borrower or any of its Subsidiaries, including through mergers or consolidations, after the first day of such period of four Fiscal Quarters and prior to the end of such period, EBITDA of such business or assets for the period from the first day of such period of four Fiscal Quarters until the date of such acquisition, (ii) the acquisition of any business or assets that has been made by the Borrower or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions after the first day of the applicable period of four Fiscal Quarters and on or prior to the end of such period, shall give pro forma effect to financing transactions in connection with the acquisition of such business or assets, as if such acquisition had occurred at the beginning of the applicable period of four Fiscal Quarters and (iii) EBITDA and expenses attributable to discontinued operations as determined in accordance with GAAP, and operations, businesses and assets disposed of prior to the end of such period of four Fiscal Quarters, shall be excluded. For purposes of the foregoing clause (i), EBITDA attributable to any business or assets acquired by the Borrower or any Subsidiary (including, without limitation, any cost savings and the like resulting from such acquisition) shall be calculated on a pro forma basis for the applicable period of four Fiscal Quarters in accordance with Regulation S- X promulgated under the Securities Act of 1933, as amended.


                                   ARTICLE II

                 COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                           NOTES AND LETTERS OF CREDIT

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Sections 2.1.4, 2.1.5 and Article V),

                  (a) each Lender severally agrees to the continuation of Term-A Loans and to make Loans (other than Swing Line Loans) pursuant to the Commitments, and the Swing Line Lender agrees to make Swing Line Loans pursuant to the Swing Line Loan Commitment, in each case as described in this Section 2.1; and

                  (b) each Issuer severally agrees that it will issue Letters of Credit pursuant to Section 2.1.3, and each other Lender that has a Revolving Loan Commitment severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.6.1.

         SECTION 2.1.2.  Term Loan Commitments.

                  (a) Each of the parties hereto acknowledges and agrees that the Term-A Loans shall continue as Term Loans for all purposes under this Agreement and the other Loan Documents. No amounts paid or prepaid with respect to Term-A Loans may be reborrowed.

                  (b) In addition, at any time that no Default has occurred and is continuing, and subject to compliance by the Borrower with the terms of Section 5.3 (which includes, among other things, obtaining the consent of the Lenders holding 51% of the outstanding Term-A Loans and the Revolving Loan Commitments to the Borrowing of Additional Term-B Loans on the Delayed Draw Date), the Borrower may notify the Agents that the Borrower is requesting that, on the terms and subject to the conditions contained in this Agreement, the Lenders and/or other financial institutions not then a party to this Agreement that are satisfactory to the Agents and the Issuer provide up to an aggregate amount of $30,000,000 in additional term loan commitments (with the commitment of each such Lender and/or other financial institution described in this clause (b) herein referred to as its "Additional Term-B Loan Commitment"). Upon receipt of such notice, the Syndication Agent shall use its best commercially reasonable efforts to arrange for the Lenders or other financial institutions to provide such Additional Term-B Loan Commitments; provided that the Syndication Agent will first offer each of the Lenders that then has Term-A Loans outstanding a pro rata portion of any such Additional Term-B Loan Commitment. Alternatively, any Lender may commit to provide the full amount of the requested Additional Term-B Loan Commitments and then offer portions of such Additional Term-B Loan Commitment to the Lenders having Term-A Loans outstanding, pro rata in proportion to their Term-A Loans outstanding. Nothing contained in this clause (b) or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any portion of any such Additional Term-B Loan Commitments. If and to the extent that any Lenders and/or other financial institutions agree, in their sole discretion, to provide any such Additional Term-B Loan Commitments and make additional term loans (relative to such Lender and/or financial institution, its "Additional Term-B Loans"), (i) subject to the next sentence, the amount, amortization, Applicable Margin, Stated Maturity Date and Term-B Loan Commitment Termination Date of the Additional Term-B Loan Commitments agreed to be so provided shall be established, (ii) the Percentages of the respective Lenders in respect of the Additional Term-B Loan Commitments shall be set forth on
         Schedule II hereto, (iii) at such time and in such manner as the Borrower and the Syndication Agent shall agree, each Lender that has a Percentage in excess of zero of the Additional Term-B Loan Commitments will make its Additional Term-B Loan to the Borrower in an amount not to exceed such Lender's Percentage with respect to the Additional Term-B Loan Commitments in accordance with Section 2.3.1 and (iv) the Borrower shall execute and deliver any Term-B Notes or other amendments or modifications to this Agreement or any other Loan Document as the Agents may reasonably request. The terms and conditions applicable to such Additional Term-B Loan Commitment shall be set forth in an addendum to this Agreement (the "Additional Term-B Loan Commitment Addendum") among the Borrower, one or more Lenders and/or other financial institutions and the Agents, in form and substance reasonably satisfactory to the Agents, but in no event shall (i) the Term-B Loan Commitment Amount thereunder exceed $30,000,000, (ii) the annual amortization installments thereunder prior to the Stated Maturity Date for Term-A Loans exceed 1% of the aggregate amount of the Additional Term-B Loans borrowed on the Delayed Draw Date and (iii) the Stated Maturity Date for Term-B Loans set forth therein be earlier than one year after the Stated Maturity Date for Term-A Loans. In no event shall any Commitment Amount or the Percentage of any Lender be increased without the written consent of such Lender. Proceeds of any Additional Term-B Loans shall be available for working capital and general corporate purposes of the Borrower and its Subsidiaries and for Investments to the extent permitted to be made pursuant to clause (i) of Section 7.2.5. No amounts paid or prepaid with respect to Additional Term-B Loans may be reborrowed.

         SECTION 2.1.3. Revolving Loan Commitment and Swing Line Loan Commitment. Subject to compliance by the Borrower with the terms of Section 2.1.4, 5.2 and (in the case of Swing Line Loans only) 5.1, the Revolving Loans and Swing Line Loans will be made as set forth below:

                  (a) From time to time on any Business Day occurring concurrently with (or after) the Closing Date but prior to the Revolving Loan Commitment Termination Date, each Lender that has a Percentage of the Revolving Loan Commitment in excess of zero will make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of the Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this clause (a) is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

                  (b) From time to time on any Business Day occurring concurrently with (or after) the Restatement Effective Date but prior to the Revolving Loan Commitment Termination Date, the Swing Line Lender will make a loan (a "Swing Line Loan") to the Borrower equal to the principal amount of the Swing Line Loan requested by the

         Borrower to be made on such day. The Commitment of the Swing Line Lender described in this clause (b) is herein referred to as its "Swing Line Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Swing Line Loans.

         SECTION 2.1.4. Letter of Credit Commitment. Subject to compliance by the Borrower with the terms of Section 2.1.5 and Section 5.2, from time to time on any Business Day occurring concurrently with (or after) the Closing Date but prior to the Revolving Loan Commitment Termination Date, the Issuer will

                  (a) issue one or more standby or performance letters of credit (each referred to as a "Letter of Credit") for the account of the Borrower in the Stated Amount requested by the Borrower on such day; or

                  (b) extend the Stated Expiry Date of an existing standby or performance Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Revolving Loan Commitment Termination Date and (y) one year from the date of such extension.

         SECTION 2.1.5. Lenders Not Permitted or Required To Make the Loans. No Lender shall be permitted or required to, and the Borrower shall not request that any Lender to, make

                  (a) any Additional Term-B Loan if, after giving effect thereto, the aggregate original principal amount of all Additional Term-B Loans of such Lender would exceed such Lender's Percentage of the Term-B Loan Commitment Amount;

                  (b) any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans of such Lender, together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, and such Lender's Percentage of the outstanding principal amount of all Swing Line Loans, would exceed such Lender's Percentage of the lesser of (x) the Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount; or

                  (c) any Swing Line Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Swing Line Loans would exceed the Swing Line Loan Commitment Amount.

         SECTION 2.1.6. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line

Loans then outstanding would exceed the lesser of (x) the Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount.

         SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reductions from time to time pursuant to this Section 2.2.

         SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the time of the initial Credit Extension hereunder, voluntarily reduce the Letter of Credit Commitment Amount or the Revolving Loan Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000. Any such reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount), to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer or the Swing Line Lender.

         SECTION 2.2.2. Mandatory. Following the prepayment in full of the Term Loans, the Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced on the date the Term Loans would otherwise have been required to be prepaid on account of any Net Disposition Proceeds, Net Debt Proceeds, Excess Cash Flow, Net Equity Proceeds or Casualty Proceeds, in an amount equal to the amount by which the Term Loans would otherwise have been required to be prepaid if Term Loans had been outstanding. Any such reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer.

         SECTION 2.3. Borrowing Procedures and Funding Maintenance. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

         SECTION 2.3.1. Term Loans and Revolving Loans. By delivering a Borrowing Request to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice (in the case of Base Rate Loans) or three Business Days' notice (in the case of

LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans), that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $500,000, and in the case of Base Rate Loans, in a minimum amount of $500,000 and an integral multiple thereof, or, in either case, in the unused amount of the applicable Commitment. No Borrowing Request shall be required, and the minimum aggregate amounts specified under this Section 2.3.1 shall not apply, in the case of Revolving Loans made under clause (b) of Section 2.3.2 to refund Refunded Swing Line Loans or deemed made under Section 2.6.2 in respect of unreimbursed Disbursements. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m., New York time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.3.2. Swing Line Loans. (a) By telephonic notice, promptly followed (within one Business Day) by the delivery of a confirming Borrowing Request, to the Swing Line Lender on or before 1:00 p.m., New York City time, on the Business Day the proposed Swing Line Loan is to be made, the Borrower may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender in a minimum principal amount of $50,000 or any larger integral multiple of $10,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by 2:00 p.m., New York City time, on the Business Day telephonic notice is received by it as provided in this clause (a), to the Borrower by wire transfer to the account the Borrower shall have specified in its notice therefor.

         (b) If any Default shall occur and be continuing, each Lender with a Revolving Loan Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, unless such Swing Line Loan shall have been earlier repaid, make a Revolving Loan (which shall initially be funded as a Base Rate
Loan) in an amount equal to such Lender's Percentage in respect of the Revolving Loans of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"); provided, that the Swing Line Lender shall not request, and no Lender with a Revolving Loan Commitment shall make, any Refunded Swing Line Loan if, after giving effect to the making of such Refunded Swing Line Loan, the sum of all Swing Line Loans and Revolving Loans made by such Lender, plus such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount. On or before 12:00 noon (New York time) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender with a Revolving Loan Commitment shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the aforementioned Lenders make the above referenced Revolving Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, a Revolving Loan in an amount equal to the Swing Line Lender's Percentage in respect of the Revolving Loans of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause (b), the amount so funded shall become outstanding under such Lender's Revolving Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause (b) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made. Each Lender's obligation (in the case of Lenders with a Revolving Loan Commitment) to make the Revolving Loans referred to in this clause (b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of this Agreement or any other Loan Document by the Borrower or any Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (c) In the event that the Borrower or any other Obligor is subject to any bankruptcy or insolvency proceedings as provided in Section 8.1.9, or if for any other reason Revolving Loans cannot be made or are unavailable, each Lender with a Revolving Loan Commitment shall acquire without recourse or warranty an undivided participation interest equal to such Lender's Percentage in respect of the Revolving Loans of any Swing Line Loan otherwise required to be repaid by such Lender pursuant to the preceding clause by paying to the Swing Line Lender on the date on which such Lender would otherwise have been required to make a Revolving Loan in respect of such Swing Line Loan pursuant to the preceding clause, in same day funds, an amount equal to such Lender's Percentage in respect of the Revolving Loans of such Swing Line Loan, and no Revolving Loans shall be made by such Lender pursuant to the preceding clause. From and after the date on which any Lender purchases an undivided participation interest in a Swing Line Loan pursuant to this clause, the Swing Line Lender shall distribute to such Lender (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest is outstanding and funded) its ratable amount of all payments of principal and interest in respect of such Swing Line Loan in like funds as received; provided, however, that in the event such payment received by the Swing Line Lender is required to be returned to the Borrower, such Lender shall return to the Swing Line Lender the portion of any amounts which such Lender had received from the Swing Line Lender in like funds.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) or three Business Days' notice (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans) that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000, in the case of the continuation of, or conversion into, LIBO Rate Loans, or an aggregate minimum amount of $500,000 and an integral multiple thereof, in the case of the conversion into Base Rate Loans, be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the Borrower; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; and provided, further, however, that, except for purposes of determining whether any such increased costs are payable by the Borrower, such Lender shall cause such foreign branch, Affiliate or international banking facility to comply with the applicable provisions of clause (b) of Section 4.6 with respect to such LIBO Rate Loan. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 12:00 noon, New York time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such shorter or longer notice as may be acceptable to the Issuer), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice (unless a shorter or longer notice period is acceptable to the Issuer) prior to the then existing Stated Expiry Date of a Letter of Credit, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit on behalf of the Borrower (whether issued for the account of or on behalf of the Borrower or any of its Subsidiaries) in such form as may be requested by the Borrower and approved by the Issuer, solely for the purposes described in Section 7.1.9. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary of the Borrower). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Issuer and each Lender thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the Revolving Loan Commitment Termination Date or (ii) one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

         SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuer, to the extent of its Percentage in respect of Revolving Loans, and the Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.


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         SECTION 2.6.2. Disbursements; Conversion to Revolving Loans. The Issuer
will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any drawing under any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit.
Prior to 12:00 noon, New York time, on the first Business Day following the Disbursement Date (the "Disbursement Due Date"), the Borrower will reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Revolving Loans (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Revolving Loans (made as Base Rate Loans) pursuant to Section 3.2.2 for the period from the Disbursement Due Date through the date of such reimbursement; provided, however, that, if no Default shall have then occurred and be continuing, unless the Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse the Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Borrowing of Revolving Loans constituting a Base Rate Loan and following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a Revolving Loan Commitment (other than the Issuer) will deliver to the Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Borrowing. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by the Borrower that on the date of the making of such Revolving Loans all of the statements set forth in Section 5.2.1 are true and correct.

         SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon) not converted into a Base Rate Loan pursuant to Section 2.6.2, and, upon the failure of the Borrower to reimburse the Issuer and the giving of notice thereof by the Administrative Agent to the Lenders, each Lender's (to the extent it has a Revolving Loan Commitment) obligation under Section 2.6.1 to reimburse the Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

         SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than immaterial Subsidiaries) or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

                  (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

                  (b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. At such time as the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

         SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Lender with a Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower, each Obligor and each such Lender, and shall not put the Issuer under any resulting liability to the Borrower, any Obligor or any such Lender, as the case may be.

         SECTION 2.7. Notes. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

         SECTION 2.8. Registered Notes. (a) Any Non-U.S. Lender that could become completely exempt from withholding of any Taxes in respect of payment of any interest due to such Non-U.S. Lender under this Agreement if the Notes held by such Lender were in registered form for U.S. Federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower agrees
(i) to exchange for any Notes held by such Lender, or (ii) to issue to such Lender on the date it becomes a Lender, promissory notes(s) registered as provided in clause (b) of this Section 2.8 (each, a "Registered Note", to be in substantially the form of Exhibit A-6 hereto). Registered Notes may not be exchanged for Notes that are not Registered Notes.

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



         (b) The Borrower shall maintain, or cause to be maintained, a register (the "Register") (which, at the request of the Borrower, shall be kept by the Administrative Agent on behalf of the Borrower at no extra charge to the Borrower at the address to which notices to the Administrative Agent are to be sent under this Agreement) on which it enters the name of the registered owner of the Non-U.S. Lender's Obligation(s) evidenced by a Registered Note.

         (c) The Register shall be available for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1.  Repayments and Prepayments; Application.

         SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

                  (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

                           (i) Loans (other than Swing Line Loans); provided, however, that

                                    (A) any such prepayment of the Term-A Loans
                           or Term-B Loans shall be made pro rata among Term-A Loans and Term-B Loans, as applicable, of the same type and if applicable, having the same Interest Period of all Lenders that have made such Term-A Loans or Term-B Loans, and any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                                    (B) the Borrower shall comply with Section
                           4.4 in the event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                                    (C) all such voluntary prepayments shall
                           require at least one Business Day's notice in the case of Base Rate Loans, three Business Days' notice in the case of LIBO Rate Loans, but no more than five

                           Business Days' notice in the case of any Loans, in each case in writing to the Administrative Agent; and

                                    (D) all such voluntary partial prepayments
                           shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $500,000 and an integral multiple of $500,000; or

                      (ii) Swing Line Loans, provided that

                                    (A) all such voluntary prepayments shall
                           require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m., New York City time, on the day of such prepayment (such notice to be confirmed in writing by the Borrower within 24 hours thereafter); and

                                    (B) all such voluntary partial prepayments
                           shall be in an aggregate amount of $50,000 and integral multiples of $10,000 or in the aggregate principal amount of all Swing Line Loans then outstanding;

                  (b) shall, on each date when any reduction in the then existing Borrowing Base Amount shall become effective, make a mandatory prepayment of Revolving Loans or Swing Line Loans (or both) and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings, in an aggregate amount equal to the excess, if any, of the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings over the then existing Borrowing Base Amount;

                  (c) shall, no later than one Business Day following the receipt of any Net Debt Proceeds or thirty (30) Business Days following the receipt of any Net Disposition Proceeds, in each case by the Borrower or any of its Subsidiaries (other than pursuant to the Preferred Stock Sale, the Equity Issuance and Contribution, the issuance of the Seller Note, the Acquisition, the Merger and the other transactions contemplated in the Transaction Agreement), deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, and, subject to the proviso below, make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, to be applied as set forth in
         Section 3.1.2; provided, however, that, notwithstanding anything to the contrary in this clause (c), no mandatory prepayment on account of Net Disposition Proceeds shall be required under this clause if the Borrower informs the Administrative Agent in writing no later than thirty (30) Business Days following the receipt of such Net Disposition Proceeds of its good faith intention to apply such Net Disposition Proceeds to the replacement of the sold, conveyed or transferred assets or property and the Borrower in fact uses such Net Disposition Proceeds to replace such assets or property within 180 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds remaining unused after such 180-day period being applied, on the Business Day following such 180-day period, to the prepayment of Term Loans pursuant to Section 3.1.2;

                  (d) shall, no later than five Business Days following the delivery by the Borrower of its annual audited financial reports required pursuant to clause (b) of Section 7.1.1 (beginning with the financial reports delivered in respect of the 1997 Fiscal Year), deliver to the Administrative Agent a calculation of the Excess Cash Flow for the prior Fiscal Year and, no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to 75% of the Excess Cash Flow (if any) for such Fiscal Year, to be applied as set forth in Section 3.1.2; provided, however, with respect to the calculation and prepayment in respect of Excess Cash Flow for the 1997 Fiscal Year, such calculation and prepayment shall include Excess Cash Flow for the period from the Closing Date through the end of the 1997 Fiscal Year;

                  (e) shall, concurrently with the receipt of any Net Equity Proceeds (other than pursuant to the Preferred Stock Sale or the Equity Issuance and Contribution) by the Borrower or any of its Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Equity Proceeds to be applied as set forth in Section 3.1.2;

                  (f) shall, within 60 days following the receipt by the Borrower or any of its Subsidiaries of any Casualty Proceeds in excess of $1,000,000 (individually or in the aggregate over the course of a Fiscal Year), make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided, that no mandatory prepayment of Casualty Proceeds shall be required under this clause if the Borrower informs the Agents no later than 60 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of its or its Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of such damaged, destroyed or condemned assets or property and in fact uses such Casualty Proceeds to rebuild or replace the damaged, destroyed or condemned asset or property within 365 days following the receipt of such Casualty Proceeds, with the amount of Casualty Proceeds unused after such 365 day period being applied to the Loans pursuant to Section 3.1.2; provided, further, however, that at any time when any Event of Default shall have occurred and be continuing or Casualty Proceeds not applied as provided above shall exceed $5,000,000, such Casualty

         Proceeds will be deposited in an account maintained with the Administrative Agent for disbursement at the request of the Borrower to pay for such rebuilding or replacement;

                  (g) shall, on each date when any reduction in the Revolving Loan Commitment Amount shall become effective, including pursuant to
         Section 2.2 or Section 3.1.2, make a mandatory prepayment of Revolving Loans and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced;

                  (h) shall, on the Stated Maturity Date and on each Quarterly Payment Date set forth below or occurring during any period set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term-A Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date or period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):



                                            Scheduled
                Term A                      Principal
        Quarterly Payment Date              Repayment
     ============================   =======================
      March 31, 1998                                  $0
      June 30, 1998                             $500,000
      September 30, 1998                        $500,000
      December 31, 1998                         $500,000

      March 31, 1999                          $1,250,000
      June 30, 1999                           $1,250,000
      September 30, 1999                      $1,250,000
      December 31, 1999                       $1,250,000

      March 31, 2000                          $1,500,000
      June 30, 2000                           $1,500,000
      September 30, 2000                      $1,500,000
      December 31, 2000                       $1,500,000

                                              Scheduled
                Term A                        Principal
        Quarterly Payment Date                Repayment
     ============================         =================
      March 31, 2001                           $2,000,000
      June 30, 2001                            $2,000,000
      September 30, 2001                       $2,000,000
      December 31, 2001                        $2,500,000

      March 31, 2002                           $3,000,000
      June 30, 2002                            $3,000,000
      September 30, 2002                       $3,000,000
                                           --------------
                          TOTAL:           USD$30,000,000
     ============================          ==============

                  (i)  [Intentionally Omitted].

                  (j)  [Intentionally Omitted].

                  (k) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans or Obligations pursuant to Section 8.2 or
         Section 8.3, repay all Loans and provide the Administrative Agent with cash collateral in an amount equal to the Letter of Credit Outstandings, unless, pursuant to Section 8.3, only a portion of all Loans and Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid or cash collateralized with the Administrative Agent).

         Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to clause (a), (b) or (l) of this Section 3.1.1 shall cause a reduction in the Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be.

         SECTION 3.1.2.  Application.

         (a) Subject to clause (b) below, each prepayment or repayment of principal of the Loans of any Tranche shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans.

         (b) Each prepayment of Term Loans made pursuant to clauses (a), (c),
(d), (e) and (f) of Section 3.1.1 shall be applied pro rata to the outstanding principal amount of all Term-A Loans and Term-B Loans (with the amount of such prepayment of the Term-A Loans and the

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Term-B Loans being applied to the remaining Term-A Loan or Term-B Loan amortization payments required pursuant to clause (h) of Section 3.1.1 (in the case of Term-A Loans) and the amortization payment schedule established pursuant to clause (b) of Section 2.1.1 (in the case of Term-B Loans), in each case pro rata in accordance with the amount of each such remaining Term Loan amortization payment), until all such Term-A Loans and Term-B Loans have been paid in full; provided, however, that if (but only if) the Borrower solicits an election (which solicitation must be made at least five Business Days prior to any applicable prepayment and must be made simultaneously to all Lenders with Term-B Loans outstanding) (i) any Lender that has Term-B Loans outstanding may, by delivering a notice to the Administrative Agent at least one Business Day prior to the date that such prepayment is to be made, elect not to have its pro rata share of Term-B Loans prepaid, and upon any such election the Administrative Agent shall apply the amount that otherwise would have prepaid such Lender's Term-B Loans to a mandatory prepayment of the Term-A Loans (until repaid in full), and then to a reduction in the Revolving Loan Commitment Amount.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

         SECTION 3.2.1. Rates. (a) Each Base Rate Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Loan was made or converted to a Base Rate Loan to but excluding the date such Loan is repaid or converted to a LIBO Rate Loan at a rate per annum equal to the sum of the Alternate Base Rate for such day plus the Applicable Margin for such Loan on such day. Each Swing Line Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Loan was made to but excluding the date such Loan is repaid at a rate per annum equal to the sum of the then effective Alternate Base Rate plus the Applicable Margin minus the Applicable Commitment Fee.

         (b) Each LIBO Rate Loan shall accrue interest on the unpaid principal amount thereof for each day during each Interest Period applicable thereto at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Loan on such day.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan shall have become due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or any other monetary Obligation (other than overdue Reimbursement Obligations which shall bear interest as provided in
Section 2.6.2) of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to

                  (a) in the case of any overdue principal of Loans, overdue interest thereon, overdue commitment fees or other overdue amounts owing in respect of Loans or other obligations (or the related Commitments) under a particular Tranche, the rate that would otherwise be applicable to Base Rate Loans under such Tranche pursuant to Section
         3.2.1 plus 2%; and

                  (b) in the case of overdue monetary Obligations (other than as described in clause (a)), the Alternate Base Rate plus 3.75%.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a)  on the Stated Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan, of the unpaid interest accrued through such date on the principal so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at intervals of three months after the first day of such Interest Period);

                  (e) with respect to the principal amount of any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

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         SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the
Administrative Agent for the account of each Lender that has a Revolving Loan Commitment, for each day during the period (including any portion thereof when any of the Lenders' Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Closing Date and continuing to but excluding the Revolving Loan Commitment Termination Date, a commitment fee on such Lender's Percentage of the unused portion, whether or not then available, of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings) for such day at a rate per annum equal to the Applicable Commitment Fee for such day. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Closing Date, and on the Revolving Loan Commitment Termination Date. Any term or provision hereof to the contrary notwithstanding, commitment fees payable for any period prior to the Closing Date shall be payable in accordance with the Fee Letter. The making of Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrower to the Lenders pursuant to this Section 3.3.1.

         SECTION 3.3.2. Agents' and Arrangers' Fees. The Borrower agrees to pay to each of the Agents and the Arrangers, for their own respective accounts, the non-refundable fees in the amounts and on the dates set forth in the Fee Letter.

         SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Issuer and each other Lender that has a Revolving Loan Commitment, a Letter of Credit fee for each day on which there shall be any Letters of Credit outstanding on the aggregate undrawn amount of all Letters of Credit outstanding on such day, at a rate per annum equal to the Applicable Margin for such day for Revolving Loans that are maintained as LIBO Rate Loans. The Borrower further agrees to pay to the Issuer for its own account, for each day on which there shall be any Letters of Credit outstanding, an issuance fee on the aggregate undrawn amount of all Letters of Credit outstanding on such day at a rate per annum equal to 1/4 of 1%. All such fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, in each case after the date upon which such Lender shall have become a Lender hereunder, makes it unlawful, or any central bank or other governmental authority asserts, after such date, that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any Loans as LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (with the date of such notice being the "Reinstatement Date"), and (i) all LIBO Rate Loans previously made by such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion and (ii) all Loans thereafter made by such Lender and outstanding prior to the Reinstatement Date shall be made as Base Rate Loans, with interest thereon being payable on the same date that interest is payable with respect to the corresponding Borrowing of LIBO Rate Loans made by Lenders not so affected.

         SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market; or

                  (b) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (excluding any amounts, whether or not constituting Taxes, referred to in Section 4.6) arising as a result of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority that occurs after the date upon which such Lender became a Lender hereunder. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its

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



receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan, but excluding any loss of margin after the date of any such conversion, repayment, prepayment or failure to borrow, continue or convert) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Section 3.1 or otherwise;

                  (b) any Loans not being borrowed as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, in each case occurring after the applicable Lender becomes a Lender hereunder, affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive

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



and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder (including Reimbursement Obligations and fees)shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) any future income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholding or other charges imposed on either of the Agents as a result of a present or former connection between the applicable lending office (or office through which it performs any of its actions as Agent) of such Agent, and any future income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholding or other charges imposed on any Lender as a result of a present or former connection between the applicable lending office of a Lender, in each case and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or taken any action to enforce, this Agreement and any Note) or (ii) any future income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholding or other charges to the extent that they are in effect and would apply as of the date any Person becomes a Lender or Assignee Lender, or as of the date that any Lender changes its applicable lending office, to the extent such taxes become applicable as a result of such change (other than a change in an applicable lending office made pursuant to Section 4.10 below) (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                  (i) pay directly to the relevant taxing authority the full amount required to be so withheld or deducted;

                  (ii) promptly forward to the Administrative Agent an official receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States or a state thereof if such Lender fails to comply with the requirements of clause (b) of
         Section 4.6.


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



Moreover, if any Taxes are directly asserted against either of the Agents or any Lender with respect to any payment received by such Agents or such Lender hereunder, such Agents or such Lender may pay such Taxes and the Borrower will promptly pay to such Person such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person (including any Taxes on such additional amount) shall equal the amount of such Taxes paid by such Person; provided, however, that the Borrower shall not be obligated to make payment to the Lenders or the Agents (as the case may be) pursuant to this sentence in respect of interest attributable to any Taxes, if written demand therefor has not been made by such Lenders or the Agents within 60 days from the date on which such Lenders or the Agents knew of the imposition of Taxes by the relevant taxing authority or for any additional imposition which may arise from the failure of the Lenders or the Agents to apply payments in accordance with the tax law after the Borrower has made the payments required hereunder. After the Lenders or the Agents (as the case may be) learn of the imposition of Taxes, such Lenders and the Agents will act in good faith to notify the Borrower of its obligations hereunder as soon as reasonably possible.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

         (b) Each Non-U.S. Lender shall, (i) on or prior to the date of the execution and delivery of this Agreement, in the case of each Lender listed on the signature pages hereof, or, in the case of an Assignee Lender, on or prior to the date it becomes a Lender, execute and deliver to the Borrower and the Administrative Agent, two or more (as the Borrower or the Agents may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or, solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", United States Internal Revenue Service Forms W-8 and a certificate signed by a duly authorized officer of such Lender representing that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, or such other forms or documents (or successor forms or documents), appropriately completed, establishing that payments to such Lender are exempt from withholding or deduction of Taxes; and (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or documents on or before the date that any such form or document expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent such form or document previously delivered by it to the Borrower.

         (c) If the Borrower determines in good faith that a reasonable basis exists for contesting the imposition of a Tax with respect to a Lender or either of the Agents, the relevant Lender or Agent, as the case may be, shall cooperate (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) with the Borrower in challenging such Tax at the Borrower's expense if requested by the Borrower.

         (d) If a Lender or an Agent shall receive a refund (including any offset or credits from a taxing authority (as a result of any error in the imposition of Taxes by such taxing authority) of any Taxes paid by the Borrower pursuant to subsection 4.6(a) above), such Lender or the Agent (as the case may
be) shall promptly pay the Borrower the amount so received, with interest from the taxing authority with respect to such refund.

         (e) Each Lender and each Agent agrees, to the extent reasonable and without material cost to it, to cooperate (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) with the Borrower to minimize any amounts payable by the Borrower under this Section 4.6.

         SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by or on behalf of the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders, Agents or Arrangers, as applicable, entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender, Agent or Arranger, as the case may be, its share, if any, of such payments received by the Administrative Agent for the account of such Lender, Agent or Arranger, as the case may be. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (i) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligations (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participation in Credit

Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender in respect of such recovery, to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Event of Default described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than immaterial Subsidiaries) or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, to the fullest extent permitted by law, have the right to appropriate and apply to the payment of the Obligations then due to it, and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.10. Mitigation. Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.4, 4.5, or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Sections 4.3, 4.4, 4.5, or 4.6, or would eliminate or reduce the effect of any adoption or change described in Section 4.1.

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



         SECTION 4.11. Replacement of Lenders. Each Lender hereby severally agrees as set forth in this Section. If any Lender (a "Subject Lender") makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.2, 4.3, 4.5 or 4.6, or gives notice pursuant to
Section 4.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to Base Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, the Borrower may, within 90 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation), as the case may be, give notice (a "Replacement Notice") in writing to the Agents and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "Replacement Lender") designated in such Replacement Notice. If the Agents shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, so long as no Default or Event of Default shall have occurred and be continuing (and subject to the payment of any amounts due pursuant to Section 4.4), assign, in accordance with Section 10.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including, without limitation, Reimbursement Obligations) to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its applicable Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.2, 4.3, 4.5 and 4.6), owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the Borrower shall issue a replacement Note or Notes, as the case may be, to such designated financial institution or Replacement Lender, as applicable, and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.


                                    ARTICLE V

                            CONDITIONS TO RESTATEMENT
                       EFFECTIVENESS AND CREDIT EXTENSIONS

         SECTION 5.1. Effectiveness. This Agreement shall become effective upon the satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Execution of Counterparts. The Agents shall have received counterparts of this Agreement, duly executed and delivered on behalf of each of the

Borrower, the Swing Line Lender, the Required Lenders and Lenders holding at least 51% of the Revolving Loan Commitments.

         SECTION 5.1.2. Delivery of Swing Line Note. The Agents shall have received, for the account of the Swing Line Lender, a Swing Line Note, dated on or prior to the date of delivery thereof, completed in accordance with Section
2.7 and duly executed and delivered by the Borrower.

         SECTION 5.1.3. Affirmation and Consent. The Agents shall have received an affirmation and consent in form set forth as Exhibit N hereto executed and delivered by an Authorized Officer of Holdco and each U.S. Subsidiary of the Borrower.

         SECTION 5.1.4. Borrowing Base Certificate. The Agents shall have received, with counterparts for each Lender, a Borrowing Base Certificate calculated as of December 31, 1998, duly executed (and with all schedules thereto completed and delivered by an Authorized Officer of the Borrower.

         SECTION 5.1.5. Payment of Fees and Expenses. The Administrative Agent shall have received, for the account of each Lender which shall have delivered to the Agents a duly executed counterpart of this Agreement by March 17, 1999, an amendment fee in the amount of .125% of such Lender's Loans and Commitments.

         SECTION 5.2. All Credit Extensions. The obligation of each Lender and the Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (and the application of the proceeds thereof) the following statements shall be true and correct:

                  (a) the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                  (b) in the case of any Credit Extension other than an Additional Term-B Loan, the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans, plus (ii) the aggregate amount of all Letter of Credit Outstandings, does not exceed the lesser of (x) the Revolving Loan Commitment Amount then in effect and (y) the then applicable Borrowing Base Amount; and

                  (c)  no Default shall have then occurred and be continuing.

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



         SECTION 5.2.2. Credit Extension Request. The Agents shall have received a Borrowing Request, if Loans are being requested, or an Issuance Request, if a Letter of Credit is being issued or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

         SECTION 5.3. Conditions Precedent to Additional Term-B Loans. The obligation of each Lender with a Percentage of greater than zero with respect to the Additional Term-B Loan Commitment to make an Additional Term-B Loan on the Delayed Draw Date shall be subject to the satisfaction of each of the conditions precedent set forth in Section 5.2 and this Section 5.3.

         SECTION 5.3.1. Resolutions, etc. The Agents shall have received from each Obligor a certificate, dated the Delayed Draw Date, of its Secretary or Assistant Secretary as to (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by it in connection with the Borrowing of Additional Term-B Loans on the Delayed Draw Date, (ii) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it in connection with the Borrowing of Additional Term-B Loans on the Delayed Draw Date and (iii) the full force and validity of each Organic Document of such Person, upon which certificates each Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor canceling or amending such prior certificate.

         SECTION 5.3.2. Delivery of Notes. The Agents shall have received, for the account of each Lender with a Percentage of greater than zero with respect to the Additional Term-B Loan Commitment, a Term-B Note, dated on or prior to the Delayed Draw Date, completed in accordance with Section 2.7 and duly executed and delivered by the Borrower.

         SECTION 5.3.3. Consent; Additional Term-B Loan Commitment Addendum. The Agents shall have received evidence reasonably satisfactory to them of the consent of the Lenders holding 51% of the outstanding Term-A Loans and the Revolving Loan Commitments to the Borrowing of Additional Term-B Loans on the Delayed Draw Date, together with a duly executed Additional Term-B Loan Commitment Addendum, dated the Delayed Draw Date, setting forth, among other things, the Term-B Loan Commitment Amount, the Percentage of each Lender and/or other financial institutions party to such Additional Term-B Loan Commitment Addendum in respect of such Term-B Loan Commitment Amount and the Applicable Margin, amortization, Stated Maturity Date and Term-B Loan Commitment Termination Date of such Additional Term-B Loan Commitments, all in form and substance reasonably satisfactory to the Agents.

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



         SECTION 5.3.4. Opinion of Counsel. The Agents shall have received a legal opinion, dated the Delayed Draw Date and addressed to the Agents and all Lenders from Davis Polk & Wardwell, special New York counsel to each of the Obligors, in form and substance reasonably satisfactory to the Agents.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders, the Issuer and the Agents to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Agents and each Lender as set forth in this Article VI.

         SECTION 6.1. Organization, etc. The Borrower and each of the Borrower's Subsidiaries (a) is a corporation validly organized and existing and in good standing to the extent required under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation to the extent required under the laws of each jurisdiction where the nature of its business requires such qualification, except to the extent that the failure to qualify would not reasonably be expected to result in a Material Adverse Effect, and (b) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its Obligations in connection with the Transaction and under this Agreement, the Notes and each other Loan Document to which it is a party and
(ii) own and hold under lease its property and to conduct its business substantially as currently conducted by it except, in the case of this clause
(b)(ii), where the failure could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower's and, where applicable, each such other Obligor's participation in the consummation of the Transaction are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a) contravene the Borrower's or any such Obligor's Organic Documents;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor, where such contravention, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

                  (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any other Obligor's properties, except pursuant to the terms of a Loan Document.

         SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person, is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, or for the Borrower's and each such other Obligor's participation in the consummation of the Transaction, except as have been duly obtained or made and are in full force and effect or those which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. None of the Borrower nor any other Obligor, nor any of the Borrower's Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case with respect to this Section 6.4 subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         SECTION 6.5. Financial Information. The Borrower has delivered to the Agents and each Lender copies of the following financial statements:

                  (a) unaudited consolidated profit and loss and cash flow statements of Rust for the fiscal years ended December 31, 1994 and December 31, 1995; and

                  (b) an audited consolidated balance sheet of Rust as of June 30, 1996.

Each of the financial statements described above has been prepared in accordance with GAAP consistently applied (in the case of clause (a)) and, in the case of clause (b), on a basis substantially consistent with the basis used to prepare the financial statements referred to in clause (a), and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof (in the case of clause (b)) or the results of their operations for the

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



periods then ended (in the case of clause (a)), subject, in the case of clause
(b), to normal year end audit adjustments.

         SECTION 6.6. No Material Adverse Change. Since December 31, 1995, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries, taken as a whole (including, for purposes of this Section 6.6, for all periods prior to the consummation of the Acquisition and the Merger, Rust and its Subsidiaries).

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, labor controversy arbitration or governmental investigation affecting any Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to result in a Material Adverse Effect except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule. No material adverse development has occurred in any litigation, action, labor controversy, arbitration or governmental investigation or other proceeding disclosed in Item
6.7 ("Litigation") of the Disclosure Schedule.

         SECTION 6.8. Subsidiaries. The Borrower has only those Subsidiaries (i) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule, or (ii) which are permitted to have been acquired in accordance with
Section 7.2.5 or 7.2.8.

         SECTION 6.9. Ownership of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries owns good title to all of its properties and assets (other than insignificant properties and assets), real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens or material claims (including material infringement claims with respect to patents, trademarks, copyrights and the like), except as permitted pursuant to
Section 7.2.3.

         SECTION 6.10. Taxes. Each of Rust, the Borrower and each of their respective Subsidiaries has filed all Federal, State and other material tax returns required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, no Pension Plan has been terminated that has resulted in a liability to the Borrower of more than $500,000, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA in excess of $500,000. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower of any material liability, fine or penalty other than such condition, event or transaction which would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule or otherwise approved by the Agents (such approval not to be unreasonably withheld or delayed), since the date of the last financial statement the Borrower has not increased any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA except as would not have Material Adverse Effect.

         SECTION 6.12.  Environmental Warranties.  Except as set forth in
Item 6.12 ("Environmental Matters") of the Disclosure Schedule or as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws;

                  (b) there have been no past, and there are no pending or threatened

                           (i) written claims, complaints, notices or requests
                  for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                           (ii) written complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

                  (c) to the best knowledge of the Borrower, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

                  (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrower or any of its Subsidiaries, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) to the best knowledge of the Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (g) the Borrower and its Subsidiaries have not directly transported or directly arranged for the transportation of any Hazardous Material to any location (i) which is listed or to the knowledge of the Borrower or any of its Subsidiaries, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list, or (ii) which is the subject of federal, state or local enforcement actions or other investigations;

                  (h) to the best knowledge of the Borrower, there are no polychlorinated biphenyls or friable asbestos present in a manner or condition at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower; and

                  (i) to the best knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

         SECTION 6.13. Regulations U and X. None of Holdco nor the Borrower nor Rust is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock". Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14. Accuracy of Information. All material factual information concerning the financial condition, operations or prospects of Holdco, the Borrower, Rust and their respective Subsidiaries heretofore or contemporaneously furnished by or on behalf of Holdco or the Borrower in writing to the Agents, the Issuer, the Arrangers or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Transaction is, and all other such factual information hereafter furnished by or on behalf of Holdco and the Borrower, or any of their respective Subsidiaries to the Agents, the Issuer, the Arrangers or any Lender will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified and such information is not, or shall not be, taken as a whole, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         Any term or provision of this section to the contrary notwithstanding, insofar as any of the factual information described above includes assumptions, estimates, projections or opinions, no representation or warranty is made herein with respect thereto; provided, however, that to the extent any such assumptions, estimates, projections or opinions are based on factual matters, each of Holdco and the Borrower has reviewed such factual matters and nothing has come to its attention in the context of such review which would lead it to believe that such factual matters were not or are not true and correct in all material respects or that such factual matters omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not misleading in any material respect.

         SECTION 6.15. Solvency. The Transaction (including the incurrence of the initial Credit Extension hereunder, the issuance and assumption of the Seller Note, the incurrence by the Borrower of the Indebtedness represented by the Notes and the Seller Note, the execution and delivery by the Subsidiary Guarantors of the Subsidiary Guaranty and the application of the proceeds of the Credit Extensions), will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. ss.101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to the Transaction, each of the Borrower, Holdco and the Subsidiary Guarantors is Solvent.

         SECTION 6.16. Senior Notes. (a) The Senior Notes have been issued and sold to the initial purchasers thereof on or prior to the Second Amendment Effective Date in accordance with and pursuant to the Senior Note Indenture and in compliance with all laws, including the Securities Act of 1933, as amended, and all other applicable federal and state securities laws. The issuance of the Senior Notes and the execution of the Senior Note Indenture have been duly authorized by all necessary corporate action on the part of the Borrower and each of its Affiliates party thereto and will not require any consent or approval of any governmental agency or authority that has not been obtained on or prior to the Second Amendment Date or those which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. The issuance of the Senior Notes and the execution of the Senior Note Indenture do not (i) contravene the Borrower's or any such Affiliate's Organic Documents,
(ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Affiliate, where such contravention, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (iii) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any such Affiliate's properties.

         (b) Each of the Senior Note Indenture and the Senior Notes constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Obligations hereunder and the other Loan Documents constitute "Permitted Indebtedness" as defined in the Senior Note Indenture. All Obligations, including those to pay principal of and interest (including post-petition interest) on the Loans and Reimbursement

Obligations, and fees and expenses in connection therewith, constitute "Senior Indebtedness", as defined in the Senior Note Indenture.

         SECTION 6.17. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's computer systems and equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999, except where the failure to do so could not be reasonably expected to have a Material Adverse Effect. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.


                                   ARTICLE VII

                                    COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agents, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender, the Issuer and each Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (or, if the Borrower is required to file such information on a Form 10-Q with the Securities and Exchange Commission, promptly following such filing), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, together with the related consolidated statements of profit and loss and cash flow for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (it being understood that the foregoing requirement may be satisfied by delivery of the Borrower's report to the Securities and Exchange

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



         Commission on Form 10-Q), certified by the chief financial Authorized Officer of the Borrower;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower (or, if the Borrower is required to file such information on a Form 10-K with the Securities and Exchange Commission, promptly following such filing), a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein a consolidated balance sheet for the Borrower and its Subsidiaries as of the end of such Fiscal Year, together with the related consolidated statements of profit and loss and cash flow of the Borrower and its Subsidiaries for such Fiscal Year (it being understood that the foregoing requirement may be satisfied by delivery of the Borrower's report to the Securities and Exchange Commission on Form 10-K, if any), in each case certified (without any Impermissible Qualification) by Arthur Anderson LLP or another "Big Six" firm of independent public accountants, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

                  (c) together with the delivery of the financial information required pursuant to clauses (a) and (b), a Compliance Certificate, in substantially the form of Exhibit E, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents) compliance with the financial covenants set forth in Section 7.2.4;

                  (d) as soon as possible and in any event within five Business Days after obtaining knowledge of the occurrence of each Default, if such Default is then continuing, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within five Business Days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 and the action which the Borrower has taken and proposes to take with respect thereto or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and of the action which the Borrower has taken and proposes to take with respect thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports and registration statements (other than exhibits thereto and any registration statement on Form S-8 or its equivalent) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (g) as soon as practicable after the chief financial officer or the chief executive officer of the Borrower or a member of the Borrower's Controlled Group becomes aware of (i) formal steps in writing to terminate any Pension Plan or (ii) the occurrence of any event with respect to a Pension Plan which, in the case of (i) or (ii), could reasonably be expected to result in a contribution to such Pension Plan by (or a liability to) the Borrower or a member of the Borrower's Controlled Group in excess of $5,000,000, (iii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, (iv) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Borrower furnish a bond to the PBGC or such Pension Plan or (v) any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                  (h) promptly when available and in any event within 45 days following the last day of each Fiscal Year of the Borrower, financial projections for the current Fiscal Year, prepared in reasonable detail by the chief accounting, financial or executive Authorized Officer of the Borrower;

                  (i) within 30 days after the end of each calendar month, a Borrowing Base Certificate that is calculated as of the last day of such calendar month; and

                  (j) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender or the Issuer through the Administrative Agent may from time to time reasonably request.

         SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                  (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; and

                  (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to

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



         the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 7.1.3. Maintenance of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties (other than insignificant properties) in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

         SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and with such provisions and endorsements as the Agents may reasonably request and will, upon request of the Agents, furnish to the Agents and each Lender a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

         SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Agents, the Issuer and each Lender or any of their respective representatives, at reasonable times and intervals, and upon reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and, after notice to the Borrower and provision of an opportunity for the Borrower to participate in such discussion, its independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Issuer and each Lender or its representatives whether or not any representative of the Borrower is present, so long as the Borrower has been afforded a reasonable opportunity to be present) and to examine, and photocopy extracts from, any of its books or other corporate records. The cost and expense of each such visit shall be borne by the applicable Agent or Lender, except that each Agent may make one such visit each Fiscal Year and the cost and expense thereof shall be borne by the Borrower.

         SECTION 7.1.6. Environmental Covenant. The Borrower will and will cause each of its Subsidiaries to,

                  (a) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except where the failure to comply with the terms of this clause could not reasonably be expected to have a Material Adverse Effect;

                  (b) promptly notify the Agents and provide copies of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which relate to environmental matters which would have, or would reasonably be expected to have, a Material Adverse Effect, and promptly cure and have dismissed with prejudice any material actions and proceedings relating to compliance with Environmental Laws, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books; and

                  (c) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this Section 7.1.6.

         SECTION 7.1.7. Future Subsidiaries. Upon any Person becoming, after the Closing Date, a Subsidiary of the Borrower, or upon the Borrower or any Subsidiary acquiring additional Capital Stock of any existing Subsidiary, the Borrower shall notify the Agents of such acquisition, and

                  (a) the Borrower shall promptly cause such Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a supplement to the Subsidiary Guaranty and a supplement to the Subsidiary Security Agreement (and, if such Subsidiary owns any real property, a Mortgage), together with acknowledgment copies of Uniform Commercial Code financing statements (form UCC-1) executed and delivered by the Subsidiary naming the Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be (other than the perfection of security interests in motor vehicles owned as of the date such entity becomes a Subsidiary); and

                  (b) the Borrower shall promptly deliver, or cause to be delivered, to the Administrative Agent under a Pledge Agreement (or a supplement thereto) certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by the Borrower or any Subsidiary of the Borrower, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Agents that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement;

together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Agents, as the Agents may reasonably require; provided, however, that notwithstanding the foregoing, no Non-U.S. Subsidiary shall be required to execute and deliver a Mortgage, a supplement to the Subsidiary Guaranty or a supplement to the Security Agreement, nor will the Borrower or any Subsidiary of the Borrower be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Non-U.S. Subsidiary entitled to vote in the event that such pledge would result in a material increase in tax or similar liabilities for the Borrower and its Subsidiaries, on a consolidated basis.

         SECTION 7.1.8. Future Leased Property and Future Acquisitions of Real Property; Future Acquisition of Other Property. (a) Prior to entering into any new lease of real property or renewing any existing lease of real property following the Closing Date, the Borrower shall, and shall cause each of its U.S. Subsidiaries to, use its (and their) best efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by the Borrower or such U.S. Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of the Borrower or its U.S. Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $5,000,000.

                  (b) In the event that the Borrower or any of its U.S. Subsidiaries shall acquire any real property having a value as determined in good faith by the Administrative Agent in excess of $2,000,000 in the aggregate, the Borrower or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Administrative Agent with

                           (i) evidence of the completion (or satisfactory
                  arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by Section 7.2.3, against the properties purported to be covered thereby;

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                           (ii) mortgagee's title insurance policies in favor of
                  the Agents and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Agents, and such policies shall also include a revolving credit endorsement and such other endorsements as the Agents shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

                           (iii) such other approvals, opinions, or documents as the Agents may reasonably request.

                  (c) In accordance with the terms and provisions of the Security Documents, provide the Agents with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by Section 7.2.3, against all property acquired after the Closing Date (including motor vehicles but excluding leases of real property) and not otherwise subject to
         Section 7.1.11.

         SECTION 7.1.9.  Use of Proceeds, etc.  The Borrower shall

                  (a) apply the proceeds of the Loans for working capital and general corporate purposes (including Investments permitted under clause (i) of Section 7.2.5) of the Borrower and its Subsidiaries; and

                  (b) use Letters of Credit only for purposes of supporting working capital and general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, insurance, workers' compensation, performance and surety bonds and the purchase of inventory and equipment).

         SECTION 7.1.10.  [Intentionally Omitted]

         SECTION 7.1.11. Borrower Pledge Agreement. The Borrower covenants and agrees that, in its capacity as a Pledged Share Issuer under (and as defined in) the Holdco Pledge Agreement, it will cooperate in all reasonable respects necessary to enable the Administrative Agent to exercise its rights and remedies under the terms of the Holdco Pledge Agreement.

         SECTION 7.1.12. Year 2000. The Borrower shall take all action necessary to assure that its computer based systems are able to effectively process data including dates on and after January 1, 2000, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. At the request of the Agents or any Lender, the Borrower shall provide the Agents or such Lender, as the case may be, with assurance reasonably acceptable to the Agents or such Lender, as the case may be, of the Borrower's year 2000 capability.

         SECTION 7.2. Negative Covenants. The Borrower agrees with the Agents, the Issuer and each Lender that, until all Commitments have terminated, all Letters of Credit have terminated or expired and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

         SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except business activities of the type in which the Borrower and its Subsidiaries are engaged on the Restatement Effective Date, other industrial plant services and construction services, and such other activities as may be incidental, similar or related thereto.

         SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness in respect of the Credit Extensions and other Obligations;

                  (b) Indebtedness incurred by the Borrower or any of its Subsidiaries (i) owing to any Person providing financing for the acquisition of any assets permitted to be acquired pursuant to Section
         7.2.7 to finance its acquisition of such assets, (ii) in respect of Capitalized Lease Liabilities (but only to the extent otherwise permitted by Section 7.2.7) and (iii) from time to time for general corporate purposes; provided, that the maximum aggregate amount of all Indebtedness permitted under this clause (b) shall not at any time after the Restatement Effective Date exceed $15,000,000;

                  (c) Hedging Obligations of the Borrower or any of its Subsidiaries in respect of the Loans;

                  (d) intercompany Indebtedness of (x) any Subsidiary of the Borrower owing to the Borrower or any of its Subsidiaries or (y) the Borrower to any of its Subsidiaries, which Indebtedness

                           (i) shall be evidenced by one or more promissory
                  notes in form and substance satisfactory to the Agents which (except in the case of any such notes held by a Non-U.S. Subsidiary) have been duly executed and delivered to (and endorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement; and


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



                           (ii) shall not be forgiven or otherwise discharged
                  for any consideration other than payment (Dollar for Dollar) in cash unless the Agents otherwise consent;

                  (e) Indebtedness evidenced by the Senior Notes in an aggregate principal amount not to exceed $130,000,000;

                  (f) Indebtedness outstanding on the Restatement Effective Date and identified in Schedule 7.2.2(f) ("Ongoing Indebtedness") hereto and refinancings, refundings and replacements thereof; and

                  (g) unsecured Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount which, together with the Indebtedness permitted pursuant to clause (b) hereto, shall not exceed $20,000,000 at any time outstanding;

provided, however, that no Indebtedness otherwise permitted by clause (b), (d) (as such clause (d) relates to loans made by the Borrower to Subsidiaries which are not party to the Subsidiary Guaranty) or (g) may be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing, and provided, further, however, that all such Indebtedness of the type described in clause (d)(y) above that is owed to Subsidiaries which are not party to the Subsidiary Guaranty, shall be subordinated, in writing, to the Obligations upon terms satisfactory to the Agents.

         SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations or any Hedging Obligations owed to any Lender or any Affiliate of any Lender, granted pursuant to any Loan Document;

                  (b) Liens granted to secure payment of Ongoing Indebtedness permitted and described in clause (f) of Section 7.2.2 or Indebtedness of the type permitted and described in clause (b) of Section 7.2.2;

                  (c) Liens for taxes, assessments or other governmental charges or levies, including Liens pursuant to Section 107(l) of CERCLA or other similar law, not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (d) Liens of carriers, warehousemen, mechanics, repairmen, materialmen and landlords or other like liens incurred in the ordinary course of business for sums not overdue for a period of more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, insurance obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (f) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by a bond or (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                  (g) Liens with respect to recorded minor imperfections of title and easements, rights-of-way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures which do not materially detract from the value or materially impair the use by the Borrower or any such Subsidiary in the ordinary course of their business of the property subject thereto;

                  (h) leases or subleases granted by the Borrower or any of its Subsidiaries to any other Person in the ordinary course of business; and

                  (i) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any Indebtedness permitted by Section 7.2.2, in each case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof.

         SECTION 7.2.4.  Financial Condition.

                  (a) Net Worth. The Borrower will not permit, as of any date of determination, Net Worth to be less than an aggregate amount equal to
         (i) $20,000,000 plus (ii) an amount equal to 50% of cumulative positive Net Income from January 1, 1998 to the end of the Fiscal Quarter most recently ended on or prior to such date of determination.

                  (b) Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


                           Period                          Leverage Ratio
                           ------                          --------------

                  01/01/98 to 6/30/98                          6.40:1
                  07/01/98 to 9/30/98                          6.10:1
                  10/01/98 to 9/30/99                          5.70:1
                  10/01/99 to 9/30/00                          5.25:1
                  10/01/00 to 9/30/01                          5.00:1
                  10/01/01 and thereafter                      4.50:1

                  (c) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:


                           Period                      Interest Coverage Ratio
                           ------                      -----------------------

                  01/01/98 to 6/30/98                          1.65:1
                  07/01/98 to 9/30/98                          1.70:1
                  10/01/98 to 9/30/99                          1.75:1
                  10/01/99 to 9/30/00                          1.80:1
                  10/01/00 to 9/30/01                          1.90:1
                  10/01/01 and thereafter                      2.10:1

                  (d) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:


                              Period                 Fixed Charge Coverage Ratio
                              ------                 ---------------------------

                  01/01/98 to 6/30/98                          0.80:1
                  07/01/98 to 9/30/98                          0.90:1
                  10/01/98 to 9/30/01                          1.00:1
                  10/01/01 and thereafter                      1.10:1

         SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Closing Date and identified in
         Item 7.2.5(a) ("Existing Investments") of the Disclosure Schedule and Investments existing on the Restatement Effective Date and identified in Schedule 7.2.5(a) ("Ongoing Investments")hereto;

                  (b)  Cash Equivalent Investments;

                  (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

                  (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7;

                  (e) Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital;

                  (f) Investments made by the Borrower or any of its Subsidiaries, solely with proceeds which have been contributed, directly or indirectly, to the Borrower or such Subsidiary as cash equity from holders of the Borrower's common stock for the purpose of making an Investment identified in a notice to the Agents on or prior to the date that such capital contribution is made, which Investments shall result in the Borrower or such Subsidiary acquiring a majority controlling interest in the Person in which such Investment was made or increasing any such controlling interest already maintained by it;

                  (g) Investments to the extent the consideration received pursuant to clause (b)(i) of Section 7.2.9 is not all cash;

                  (h) Investments in the form of loans to officers, directors and employees of the Borrower and its Subsidiaries for the sole purpose of purchasing Holdco common stock in an aggregate amount at any time outstanding not to exceed $2,000,000;

                  (i) Investments made by the Borrower or any of its Subsidiaries consisting of, or made in connection with, the purchase or acquisition of all or substantially all the assets, or Capital Stock, of one or more Persons engaged in the same, similar or related lines of business to those presently conducted by the Borrower, or of a line of business (or geographical portion of the assets or a line of business) of any such Person or Persons, in an aggregate amount not to exceed $25,000,000 so long as after giving effect to any such Investment, (i) the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of such Investment for which the relevant financial information has been delivered pursuant to clause (a) or (b) of Section 7.1.1, (ii) an Authorized Officer of the Borrower shall have delivered a certificate to the Agents in form and substance satisfactory to the Agents (including a calculation of the compliance with the covenants set forth in Section 7.2.4) certifying as to the accuracy of clause (i) above and
         (iii) in the case of an acquisition of Capital Stock, the Borrower or the relevant Subsidiary shall acquire (subject to Section 7.2.1) a majority controlling interest in the Person in which such Investment was made or increasing any such controlling interest maintained by it in such Person; or

                  (j) Investments made by the Borrower in Holdco on the Closing Date to the extent necessary to consummate the transactions described in the recitals hereto;

provided, however, that

                  (k) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

                  (l) no Investment otherwise permitted by clause (c) (except to the extent permitted under Section 7.2.2), (e), (f), (h) or (i) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         SECTION 7.2.6. Restricted Payments, etc. On and at all times after the date hereof:

                  (a) the Borrower will not declare, pay or make any dividend, distribution or exchange (in cash, property or obligations) on or in respect of any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splits or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase, redeem or exchange, any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower, warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower;

                  (b) the Borrower will not pay or otherwise reimburse (in cash, property or obligations) any obligation arising under or in respect of the Seller Note and will not apply or permit any of its Subsidiaries to apply any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of the Seller Note;

                  (c) the Borrower will not, and will not permit any of its Subsidiaries to, (i) make any payment or prepayment of principal of, or make any payment of interest on, any Senior Note on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Senior Note, or which would violate the subordination provisions of such Senior Note, or (ii) redeem, repurchase or defease any Senior Note; and

                  (d) the Borrower will not, and will not permit any of its Subsidiaries to, make any deposit for any of the foregoing purposes (the foregoing prohibited acts referred to in clause (a), (b) or (c) above or in this clause (d) are herein collectively referred to as "Restricted Payments");

provided, however, that,

                  (e) notwithstanding the provisions of clause (a) above, the Borrower shall be permitted to make Restricted Payments to Holdco to the extent necessary to enable Holdco to (i) pay its overhead expenses in an amount not to exceed $250,000 in the aggregate in any Fiscal Year, (ii) pay its taxes and (iii) so long as (A) no Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from the making of such Restricted Payment, (B) after giving effect to the making of such Restricted Payment the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of the payment of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or clause (b) of Section 7.1.1, and (C) an Authorized Officer of the Borrower shall have delivered a certificate to the Agents in form and substance satisfactory to the Agents (including a calculation of the compliance with the covenants set forth in Section 7.2.4) certifying as to the accuracy of clauses
         (e)(iii)(A) and (e)(iii)(B) above, purchase, redeem, acquire or otherwise retire for value shares of Capital Stock of Holdco or Preferred Stock of the Borrower held by directors, officers or employees of Holdco or the Borrower or any of its Subsidiaries, or options on any such shares or related stock appreciation rights or similar securities owned by such directors, officers or employees (or their estates of beneficiaries under their estates), in all cases only upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option plan or any other agreement under which such shares of Capital Stock, options, related rights or similar securities were issued (collectively referred to as a

         "Redemption") or to pay principal of, or interest on, notes issued by Holdco as permitted under Section 5.9(d) of the Holdco Pledge Agreement, in an aggregate amount, in the case of this clause (e)(iii), not to exceed $1,500,000 in any Fiscal Year; provided, that the Borrower can carry forward to each succeeding Fiscal Year the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (e)(iii) in prior Fiscal Years, with up to a maximum amount of $3,000,000 over the term of this Agreement of the sum of (I) Restricted Payments permitted to be made pursuant to this clause (e)(iii) and (II) the outstanding face amount of notes and other consideration issued by Holdco pursuant to Section 5.9(d) of the Holdco Pledge Agreement;

                  (f) notwithstanding the provisions of clause (a) above, the Borrower shall be permitted to make Restricted Payments to Holdco to the extent necessary to enable Holdco to (i) pay from and after January 1, 2000, accrued and scheduled interest which is due and payable under the Seller Note and (ii) pay from and after January 1, 2002, principal which is due and payable under Section 2 of the Seller Note, so long as in each case (A) no Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from (or reasonably be expected to result from) the making of such Restricted Payment, (B) after giving effect to the making of such Restricted Payment the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of the payment of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or clause (b) of
         Section 7.1.1, (C) after giving effect to the making of such Restricted Payment, the Leverage Ratio on such pro forma basis is no greater than 2:1 for each of the two most recent Fiscal Quarters immediately preceding the date of payment of such Restricted Payment, and (D) an Authorized Officer of the Borrower shall have delivered a certificate to the Agents in form and substance satisfactory to the Agents (including a calculation of the compliance with the covenants set forth in Section 7.2.4) certifying as to the accuracy of clauses (f)(A),
         (f)(B) and (f)(C) above; and

                  (g) the Borrower shall be permitted to make Restricted Payments on the Closing Date of the type required to effect the transactions described in the recitals hereto.

         SECTION 7.2.7. Capital Expenditures, etc. With respect to Capital Expenditures, the parties covenant and agree as follows:

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures which do not aggregate in excess of $20,000,000 in such Fiscal Year; provided, however, that to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to this Section exceeds the aggregate amount of

         Capital Expenditures actually made during such Fiscal Year under this clause (a) (other than Capital Expenditures permitted pursuant to any amount carried forward from the prior Fiscal Year pursuant to this proviso), such excess amount up to $10,000,000 may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Borrower to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to the Borrower and its Subsidiaries using the amount of Capital Expenditures permitted by this Section without giving effect to such carry-forward).

                  (b) The parties acknowledge and agree that the permitted Capital Expenditure level set forth in clause (a) above shall be exclusive of the amount of Capital Expenditures actually made with cash capital contributions (other than capital contributions made by the Borrower in any of its Subsidiaries or by any Subsidiary of the Borrower in another Subsidiary of the Borrower, except to the extent the source thereof is a capital contribution from Holdco) after the Closing Date to the Borrower or any of its Subsidiaries and specifically identified in a certificate delivered by an Authorized Officer of the Borrower to the Agents on or about the time such capital contribution is made.

         SECTION 7.2.8. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

                  (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving corporation of such combination or merger) or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; provided, that notwithstanding the above, a Subsidiary may only liquidate or dissolve into, or merge with and into, another Subsidiary of the Borrower if, after giving effect to such combination or merger, the Borrower continues to own (directly or indirectly), and the Administrative Agent continues to have pledged to it pursuant to a Pledge Agreement, a percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Subsidiary surviving such combination or merger that is equal to or in excess of the percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Subsidiary that does not survive such combination or merger that was (immediately prior to the combination or merger) owned by the Borrower or pledged to the Administrative Agent;

                  (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person (or any division thereof) not then a Subsidiary, or acquire such Person by merger, if permitted (without duplication) pursuant to Section 7.2.7 or clause (f) or (i) of
         Section 7.2.5; and

                  (c) the Borrower and its Subsidiaries may consummate the Merger, the Sub One Merger (as defined in the Transaction Agreement), the Sub Two Merger (as so defined) and the other transactions contemplated in the Transaction Agreement.

         SECTION 7.2.9. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any part of its assets, whether now owned or hereafter acquired (including accounts receivable and Capital Stock of Subsidiaries) to any Person, unless

                  (a) such sale, transfer, lease, contribution or conveyance of such assets is (i) in the ordinary course of its business (and does not constitute a sale, transfer, lease, contribution or other conveyance of all or a substantial part of the Borrower's and its Subsidiaries' assets, taken as a whole) or is of obsolete or worn out property, (ii) permitted by Section 7.2.8, or (iii) between the Borrower and one of its Subsidiaries or between Subsidiaries of the Borrower; or

                  (b) (i) such sale, transfer, lease, contribution or conveyance of such assets is for fair market value and the consideration consists of no less than 80% in cash, (ii) the Net Disposition Proceeds received from such assets, together with the Net Disposition Proceeds of all other assets sold, transferred, leased, contributed or conveyed pursuant to this clause (b) since the Closing Date, does not exceed (individually or in the aggregate) $15,000,000 over the term of this Agreement and (iii) an amount equal to the Net Disposition Proceeds generated from such sale, transfer, lease, contribution or conveyance is applied to prepay the Loans pursuant to the terms of Section 3.1.1 and Section 3.1.2.

         SECTION 7.2.10. Modification of Certain Agreements. With-out the prior written consent of the Required Lenders, the Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, the Preferred Stock (or any charter provisions relating thereto) or any Material Document or any schedules, exhibits or agreements related thereto, in each case which would adversely affect the rights or remedies of the Lenders, or the Borrower's or any Subsidiary's ability to perform hereunder or under any Loan Document or which would increase the purchase price with respect to the Acquisition or, in the case of the Transaction Agreement, which would increase the Borrower's or any of its Subsidiaries' obligations or liabilities, contingent or otherwise

(other than adjustments to the purchase price made pursuant to the terms of the Transaction Agreement).

         SECTION 7.2.11. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than any Obligor or any other Subsidiary of the Borrower) unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates; provided, however that the Borrower and its Subsidiaries shall be permitted to enter into and perform their obligations under the Material Documents to which each is a party as of the Closing Date and arrangements with DLJ and its Affiliates for underwriting, investment banking and advisory services on usual and customary terms.

         SECTION 7.2.12. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting

                  (a) the (i) creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (other than, in the case of any assets acquired with the proceeds of any Indebtedness permitted under Section 7.2.2(b)(i) or subject to a Capitalized Lease permitted under Section 7.2.2(b)(ii), customary limitations and prohibitions contained in such Indebtedness or Capitalized Lease), or (ii) ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                  (b) any Subsidiary from making any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

         SECTION 7.2.13. Stock of Subsidiaries. The Borrower will not permit any Subsidiary to issue any Capital Stock (whether for value or otherwise) to any Person other than the Borrower or another wholly-owned Subsidiary of the Borrower.

         SECTION 7.2.14. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be

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advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. (a) The Borrower shall default in the payment or prepayment of any principal of any Loan when due, or
(b) any Obligor (including the Borrower) shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest or commitment fee with respect to the Loans or Commitments or of any other monetary Obligation.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate (including the Closing Date Certificate) furnished by or on behalf of the Borrower or any other Obligor to the Agents, the Issuer, the Arrangers or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.9, 7.1.10, 7.1.12, 7.1.13 or 7.2 (other than
Section 7.2.1).

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent at the direction of the Required Lenders.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness, other than Indebtedness described in Section 8.1.1, of the Borrower or any of its Subsidiaries or Holdco having a principal amount, individually or in the aggregate, in excess of $1,000,000, or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness having a principal amount, individually or in the aggregate, in excess of $1,000,000 if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

         SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $500,000 (not covered by insurance from a responsible insurance company that is not denying its liability with respect thereto) shall be rendered against the Borrower or any of its Subsidiaries or Holdco and remain unpaid and either

                  (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                  (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the termination of any Pension Plan if, as a result of such termination, the Borrower would be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $2,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $2,000,000.

         SECTION 8.1.8.  Change in Control.  Any Change in Control shall occur.

         SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries or any other Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent, acquiescence or assignment, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Agents, the Issuer and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Agents, the Issuer and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action (corporate or otherwise) authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower or any other Obligor shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability thereof; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by the Loan Documents, except to the extent any event referred to above (a) relates to assets of the Borrower or any of its Subsidiaries which are immaterial, (b) results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under any Pledge Agreement or to file continuation statements under the Uniform Commercial Code of any applicable jurisdiction or (c) is covered by a lender's title insurance policy and the relevant insurer promptly after the occurrence thereof shall have acknowledged in writing that the same is covered by such title insurance policy.


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



         SECTION 8.1.11. Seller Note Redemption. Any event shall occur which, under the terms of the Seller Note, shall require Holdco, the Borrower or any of its Subsidiaries to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of the principal amount of the Seller Note (other than payments of principal permitted under clause (e)(ii) of Section 7.2.6); or Holdco, the Borrower or any of its Subsidiaries shall for any other reason purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire, or make any other payments in respect of the principal amount of the Seller Note (other than payments of principal permitted under clause (e)(ii) of Section 7.2.6).

         SECTION 8.2. Action if Bankruptcy, etc. If any Event of Default described in clauses (b), (c) and (d) of Section 8.1.9 shall occur with respect to any Obligor (other than immaterial Subsidiaries) the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than an Event of Default described in clauses (b), (c) and (d) of Section
8.1.9 with respect to any Obligor (other than immaterial Subsidiaries)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, require the Borrower to provide cash collateral to be deposited with the Administrative Agent in an amount equal to the undrawn amount of all Letters of Credit outstanding and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, the Borrower shall deposit with the Administrative Agent cash collateral in an amount equal to the undrawn amount of all Letters of Credit outstanding and/or, as the case may be, the Commitments shall terminate.


                                   ARTICLE IX

                                   THE AGENTS

         SECTION 9.1. Actions. Each Lender hereby appoints DLJ as its Syndication Agent and BofA as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each of the Agents agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, ratably in accordance with their respective Term Loans outstanding and Commitments (or, if no Term Loans or Commitments are at the time outstanding and in effect, then ratably in accordance with the principal amount of Term Loans held by such Lender, and their respective Commitments as in effect in each case on the date of the termination of this Agreement), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, either of the Agents in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrower or any other Obligor (and without limiting the obligation of the Borrower or any other Obligor to do so); provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or willful misconduct. The Agents shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of either of the Agents shall be or become, in such Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender severally agrees and the Borrower agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

         SECTION 9.3. Exculpation. None of the Agents or any Arranger or the Issuer nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent or the Issuer shall not obligate it to make any further inquiry or to take any action. The Agents and the Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents or the Issuer, as applicable, believe to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor. The Syndication Agent may resign as such upon one Business Day's notice to the Borrower and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

                  (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

                  (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

         SECTION 9.5. Credit Extensions by each Agent. Each Agent and the Issuer shall have the same rights and powers with respect to (x) (i) in the case of the Agents, the Credit Extensions made by it or any of its Affiliates and (ii) in the case of the Issuer, the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other

Lender and may exercise the same as if it were not an Agent or the Issuer. Each Agent, the Issuer and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent or Issuer were not an Agent or Issuer hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent, each Arranger, the Issuer and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent, each Arranger, the Issuer and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for such Lender's account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

         SECTION 9.8. The Syndication Agent, the Administrative Agent and the Issuer. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Syndication Agent, the Administrative Agent and the Issuer, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication Agent, the Administrative Agent or the Issuer, as applicable, in such capacity except as are explicitly set forth herein or in the other Loan Documents.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and each Obligor party thereto and by the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (b) modify this Section 10.1, or clause (a) of Section 10.10, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in
         Article III, release any material Subsidiary Guarantor from its obligations under the Subsidiary Guaranty or all or substantially all of the collateral security (except in each case as otherwise specifically provided in this Agreement, the Subsidiary Guaranty, a Security Agreement or a Pledge Agreement) or extend any Commitment Termination Date shall be made without the consent of each Lender adversely affected thereby;

                  (c) extend the due date for, or reduce the amount of, any scheduled repayment of principal of or interest on or fees payable in respect of any Loan (or reduce the principal amount of or rate of interest on or fees payable in respect of any Loan) or any Reimbursement Obligation (which shall in each case include the conversion of all or any part of the Obligations into equity of any Obligor) shall be made without the consent of the holder of the Note evidencing such Loan or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation;

                  (d) affect adversely the interests, rights or obligations of any Agent, Issuer, Arranger or the Swing Line Lender (in its capacity as Agent, Issuer, Arranger or Swing Line Lender), unless consented to by such Agent, Issuer, Arranger or Swing Line Lender, as the case may be;

                  (e) (i) change the definition of "Borrowing Base Amount", "Eligible Account" or "Net Asset Value" (in each case if the effect of such change would be to require a Lender to make or participate in a Credit Extension in an amount that is greater than such Lender would have had to make or participate in immediately prior to such change) or
         (ii) have the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Loan or the issuance of a Letter of Credit without the consent of Lenders holding at least 51% of the Revolving Loan Commitments; or

                  (f) modify clause (a)(i) of Section 3.1.1 or clause (b) of
         Section 3.1.2 without the consent of the holders of the Notes evidencing at least 51% of the aggregate amount of Loans outstanding under the Tranche or Tranches affected by such modification, or, in the case of a modification affecting the Revolving Loan Commitment Amount, the Lenders holding at least 51% of the Revolving Loan Commitments.

         For purposes of this Section 10.1, the Syndication Agent, in coordination with the Administrative Agent, shall have primary responsibility, together with the Borrower, in the negotiation, preparation, and documentation relating to any amendment, modification or waiver of this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section.

No failure or delay on the part of any Agent, the Issuer, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule III hereto or, in the case of a Lender that becomes a party hereto after the date hereof, as set forth in the Lender Assignment Agreement pursuant to which such Lender becomes a Lender hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (telephonic confirmation in the case of facsimile).

         SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of each of the Agents (including the reasonable fees and out- of-pocket expenses of counsel to the Agents and of local counsel, if any, who may be retained by counsel to the Agents) in connection with

                  (a) the syndication by the Syndication Agent and the Arrangers of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

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



                  (b) the filing, recording, refiling or rerecording of each Mortgage, each Pledge Agreement and each Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Mortgage, Pledge Agreement or Security Agreement; and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agents, the Issuer and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions made hereunder, or the issuance of the Notes or Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse each Agent, the Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent, the Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby, to the fullest extent permitted under applicable law, indemnifies, exonerates and holds each Agent, the Issuer, each Arranger and each Lender and each of their respective Affiliates, and each of their respective partners, officers, directors, employees and agents, and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (excluding any successful action brought by or on behalf of the Borrower as the result of any failure by any Lender or the Issuer to make any Credit Extension hereunder);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, the Issuer, such Arranger or such Lender is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the Borrower's or any of its Subsidiaries' compliance with or liability under Environmental Law or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material present on or under such property in a manner giving rise to liability at or prior to the time the Borrower or such Subsidiary owned or operated such property (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. The Borrower and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, the Issuer, any Arranger or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or willful misconduct of any Indemnified Party. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, the Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of the Borrower, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Sections 4.8 and 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8. Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and each Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto. Upon the execution and delivery of this Agreement by the parties hereto, all obligations and liabilities of DLJ Merchant Banking Funding, Inc. under or relating or with respect to the Commitment Letter shall be terminated and of no further force or effect.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of each of the Agents and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons, on a non pro rata basis (except as provided below), in accordance with this Section 10.11.

         SECTION 10.11.1.  Assignments.  Any Lender (the "Assignor Lender"),

                  (a) with the written consents of the Borrower, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuer and the Swing Line Lender (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agents, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for such consent and which consents of the Agents and the Issuer and the Swing Line Lender shall not be required in the case of assignments made by BofA and DLJ or on any of their Affiliates) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

                  (b) with notice to the Borrower, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuer and the Swing Line Lender, but without the consent of the Borrower, the Agents, the Issuer or the Swing Line Lender,

may assign and delegate to any of its Affiliates or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments (which assignment and delegation shall be, as among Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit, of a constant, and not a varying, percentage) in a minimum aggregate amount of the lesser of (i) $1,000,000 (if such assignment and delegation is to a then existing Lender) or $5,000,000 (if such assignment and delegation is to a Person not then a Lender) or (ii) the then remaining amount of such Lender's Loans and Commitments; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and the Borrower, each other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agents by such Lender and such Assignee Lender;

                  (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agents a Lender Assignment Agreement, accepted by the Agents; and

                  (e)  the processing fees described below shall have been paid.

From and after the date that the Agents accept such Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within ten Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the Assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the Assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such Assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The Assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the Assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such Assignor Lender or such Assignee Lender (but excluding DLJ and its Affiliates and BofA and its Affiliates and their assignors and assignees) must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500, unless such assignment and delegation is by a Lender to its Affiliate or if such assignment and delegation is by a Lender to the Federal Reserve Bank, as provided below. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void. Nothing contained in this Section 10.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) under this Agreement and/or its Loans and/or its Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) respectively, then the Issuer or the Borrower (with the consent of the Agents, the Swing Line Lender and the Issuer) shall have the right, but not the obligation, upon notice to such Lender and the Agents, to replace such Lender with an

Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

         SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, participations in Letters of Credit or Letter of Credit Outstandings or other interests of such Lender hereunder; provided, however, that

                  (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (c) the Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the final Stated Maturity Date, of any Loan in which such Participant has purchased a participating interest or (iii) a release of all or substantially all of the collateral security under the Loan Documents or all or substantially all of the Subsidiary Guarantors under the Subsidiary Guaranty, in each case except as otherwise specifically provided in a Loan Document; and

                  (e) the Borrower shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees, subject to clause (e) above, that, to the fullest extent permitted under applicable law, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a
Lender.

         SECTION 10.11.3. Assignment of Registered Notes. A Registered Note and the Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part pursuant to the terms of Section 10.11.1 and only by registration of such assignment or transfer of such Registered Note and the Obligation(s) evidenced thereby on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Registered Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Registered Note(s) evidencing such Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Registered Noteholder thereof, and thereupon one or more new Registered Note(s) in the same aggregate principal amount shall be issued to the designated Assignee Lender, and the old Registered Note shall be returned by the Administrative Agent to the Borrower marked "cancelled." Prior to the due presentment for registration of assignment or transfer of any Registered Note, the Borrower and the Agents shall treat the Person in whose name such Obligation(s) and the Registered Note(s) evidencing the same is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary.

         SECTION 10.12. Other Transactions. Nothing contained herein shall preclude any Agent, the Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, THE ISSUER OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK

COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 10.14. Waiver of Jury Trial. THE AGENTS, THE ISSUER, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE ISSUER AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 10.15. Confidentiality. The Agents, the Issuer, the Arrangers and the Lenders shall hold all non-public information obtained pursuant to or in connection with this Agreement or obtained by them based on a review of the books and records of the Borrower or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any potential bona fide transferee, participant or assignee, or in connection with the exercise of remedies under a Loan Document, or as requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

                  (a) unless specifically prohibited by applicable law or court order, each Agent, Issuer, Arranger and Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Agent, Issuer, Arranger and Lender by such governmental agency) for disclosure of any such non- public information prior to disclosure of such information;

                  (b) prior to any such disclosure pursuant to this Section 10.15, each Agent, Issuer, Arranger and Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                           (i)  to be bound by this Section 10.15; and

                           (ii) to require such Person to require any other
                  Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.15; and

                  (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                         BRAND SCAFFOLD SERVICES, INC.


                                         By: /s/ Ian R. Alexander
                                            ----------------------------------
                                             Name:  Ian Alexander
                                             Title: Chief Financial Officer
                                                     and Vice President



                                         DLJ CAPITAL FUNDING, INC.,
                                         as Syndication Agent and as a Lender


                                         By: /s/ Dana Klein
                                            ----------------------------------
                                             Name:  Dana F. Klein
                                             Title:  Vice President



                                         BANK OF AMERICA NATIONAL
                                           TRUST & SAVINGS
                                           ASSOCIATION, as
                                           Administrative Agent, as
                                           Swing Line Lender, as
                                           Issuer and as a Lender


                                         By: /s/ Daniel T. Rencricca
                                            ----------------------------------
                                             Name:  Daniel T. Rencricca
                                             Title:   Vice President

LENDERS:

                                         CITY NATIONAL BANK


                                         By: /s/ George Hayrapetian
                                            ----------------------------------
                                             Name:  George Hayrapetian
                                             Title:  Vice President

                                         COMERICA BANK


                                         By: /s/ Jeffrey E. Peck
                                            ----------------------------------
                                             Name:  Jeffrey E. Peck
                                             Title:   Vice President

                                         LASALLE NATIONAL BANK


                                         By: /s/ David J. Carney
                                            ----------------------------------
                                             Name:  David J. Carney
                                             Title: Assistant Vice President

                                         NATIONSBANK, N.A.


                                         By: /s/ Keith M. Schmelder
                                            ----------------------------------
                                             Name:  Keith M.Schmelder
                                             Title:  Senior Vice President

                                         VAN KAMPEN PRIME RATE INCOME TRUST


                                         By: /s/ Jeffrey W. Maillet
                                            ----------------------------------
                                             Name:  Jeffrey W. Maillet
                                             Title:  Senior Vice President &
                                                       Director

                                         BANK OF NEW YORK


                                         By:________________________________
                                             Name:
                                             Title:

                                         BANK LEUMI TRUST COMPANY
                                            OF NEW YORK


                                         By: /s/ Joung Hee Hong
                                            ----------------------------------
                                             Name:  Joung Hee Hong
                                             Title:  Vice President

                                         ORIX USA CORPORATION


                                         By: /s/ Hiroyuki Miyauchi
                                            ----------------------------------
                                             Name:  Hiroyuki Miyauchi
                                             Title:  Executive Vice President

                                                                      SCHEDULE I

                               DISCLOSURE SCHEDULE


ITEM 6.7  Litigation.

            Description of Proceeding              Action or Claim Sought




ITEM 6.8 Existing Subsidiaries.




ITEM 6.11  Employee Benefit Plans.




ITEM 6.12 Environmental Matters.



ITEM 7.1.12 Mortgaged Properties.



ITEM 7.2.5(a) Existing Investments.

                                                                                                         SCHEDULE II


                                                 LENDERS' PERCENTAGES


                                  Percentage          Dollar         Percentage
                                Allocation of      Allocation of    Allocation of   Dollar Allocation
                               Revolving Loans    Revolving Loans   Term-A Loans     of Term-A Loans         TOTAL
                               ---------------    ---------------   ------------     ---------------         -----
Bank Leumi Trust Co. of NY          5.56%          $1,666,666.67        5.72%         $1,630,901.29        $3,297,568
Bank of America NT&SA              11.56%          $3,466,949.95        3.22%           $918,602.46        $4,385,553
Bank of New York (Euro)            15.56%          $4,666,666.67       15.56%         $4,433,333.33        $9,100,000
City National Bank                 11.11%          $3,333,333.33       11.11%         $3,166,666.67        $6,500,000
Comerica Bank                      11.11%          $3,333,333.33       11.11%         $3,166,666.67        $6,500,000
DLJ Capital Funding Corp.           5.56%          $1,666,666.58        5.72%         $1,630,901.31        $3,297,568
LaSalle National Bank              16.67%          $5,000,000.00       16.67%         $4,750,000.00        $9,750,000
NationsBank, NA                    17.33%          $5,199,716.79       17.00%         $4,844,594.94       $10,044,312
Orix USA Corporation                   0%                  $0.00        8.33%         $2,375,000.00        $2,375,000
VanKampen American Capital          5.56%          $1,666,666.67        5.56%         $1,583,333.32        $3,250,000







TOTAL                                100%         $30,000,000.00         100%        $28,500,000.00       $58,500,002


                                                                    SCHEDULE III
                                                                     Page 1 of 2

                           LENDERS' NOTICE INFORMATION
                           ---------------------------


DLJ CAPITAL FUNDING, INC.
Lending Office:
---------------
525 Washington Blvd.
Jersey City, New Jersey  07310
Contact:  Ed Vowinkel
Facsimile:  (201) 610-1965


BANK OF AMERICA NT&SA
Lending Office:
---------------
231 South LaSalle Street
Chicago, Illinois  60697
Contact:  Florence Anderson
Facsimile:  (312) 828-3864


CITY NATIONAL BANK
Lending Office:
---------------
City National Bank
831 S. Douglas St., Suite 100
El Segundo, California  90245
Contact:  Ana Ibrahim
Facsimile: (310) 297-8171


COMERICA BANK
Lending Office:
---------------
Comerica Bank
500 Woodward Ave, MC 3269
Detroit, Michigan  48226
Contact:  Beverly Jones
Facsimile: (313) 222-3351

FLEET BANK, N.A.
Lending Office:
---------------
Fleet Bank, N.A.
1133 6th Avenue
New York, New York  10017
Contact:  Brian Brady




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Facsimile: (212) 703-1570
LASALLE NATIONAL BANK
Lending Office:
---------------
LaSalle National Bank
135 South LaSalle Street, Suite 307
Chicago, Illinois  60603
Contact:  Mary Junkrowski
Facsimile: (312) 606-8423


THE ROYAL BANK OF SCOTLAND, PLC
Lending Office:
---------------
The Royal Bank of Scotland, PLC
Wall Street Plaza
88 Pine Street, 26th Floor
New York, New York  10005
Contact:  Helaine Griffin
Facsimile: (212) 480-0791

VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST
Lending Offices:
----------------
Van Kampen American Capital
One Parkview Plaza
Oakbrook Terrace, Illinois  60191
Contact:  Brian Murphy
Facsimile: (708) 684-8740

State Street Bank & Trust
Corporate Trust Department
P.O. Box 778
Boston, Massachusetts  02103
Contact:  Laura Magazu
Facsimile: (617) 664-5366